                                                           EXECUTION COUNTERPART



        *****************************************************************


                                U.S. $130,000,000


                                CREDIT AGREEMENT


                           Dated as of April 25, 1997


                                      Among


                   CENTENNIAL PUERTO RICO WIRELESS CORPORATION


                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN


                                    as Banks

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent

                                       and

                                    CIBC INC.
                                CREDIT LYONNAIS,
                                 NEW YORK BRANCH

                                       and

                                SOCIETE GENERALE,
                                 NEW YORK BRANCH

                                  as Co-Agents


        *****************************************************************




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                                 TABLE OF CONTENTS
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                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS....................................  1

        SECTION 1.01.  Certain Defined Terms...............................................  1
        SECTION 1.02.  Computation of Time Periods......................................... 27
        SECTION 1.03.  Accounting Terms.................................................... 27

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE CREDITS................................... 28

        SECTION 2.01A. The Advances........................................................ 28
        SECTION 2.01B. Letters of Credit................................................... 28
        SECTION 2.02.  Making the Advances................................................. 33
        SECTION 2.03.  Fees................................................................ 35
        SECTION 2.04.  Reduction of the Commitments........................................ 36
        SECTION 2.05.  Repayment of Advances............................................... 36
        SECTION 2.06.  Interest on the Advances............................................ 36
        SECTION 2.07.  Interest Rate Determination and
                          Protection....................................................... 39
        SECTION 2.08.  Voluntary Conversion of Advances.................................... 41
        SECTION 2.09.  Prepayments of Advances............................................. 41
        SECTION 2.10.  Increased Costs, Etc................................................ 44
        SECTION 2.11.  Illegality.......................................................... 45
        SECTION 2.12.  Payments and Computations........................................... 46
        SECTION 2.13.  Taxes............................................................... 47
        SECTION 2.14.  Sharing of Payments, Etc............................................ 50
        SECTION 2.15.  Additional Interest on Eurodollar Rate
                          Advances......................................................... 50
        SECTION 2.16.  Use of Proceeds..................................................... 51

                                   ARTICLE III

                       CONDITIONS OF LENDING............................................... 51

        SECTION 3.01.  Conditions Precedent to Initial
                          Advances......................................................... 51
        SECTION 3.02.  Conditions Precedent to Each Borrowing.............................. 55
        SECTION 3.03.  Determinations Under Section 3.01................................... 56

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES...................................... 56

        SECTION 4.01.  Representations and Warranties of the
                          Borrower......................................................... 56

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                                    ARTICLE V

                       COVENANTS OF THE BORROWER........................................... 65

        SECTION 5.01.  Affirmative Covenants............................................... 65
        SECTION 5.02.  Negative Covenants.................................................. 72
        SECTION 5.03.  Reporting Requirements.............................................. 78

                                   ARTICLE VI

                       EVENTS OF DEFAULT................................................... 81

        SECTION 6.01.  Events of Default................................................... 81
        SECTION 6.02.  Collateral Account.................................................. 87

                                   ARTICLE VII

                       THE ADMINISTRATIVE AGENT............................................ 88

        SECTION 7.01.  Authorization and Action............................................ 88
        SECTION 7.02.  Administrative Agents' Reliance, Etc................................ 88
        SECTION 7.03.  The Administrative Agent and its
                          Affiliates....................................................... 89
        SECTION 7.04.  Lender Credit Decision.............................................. 90
        SECTION 7.05.  Indemnification by Lenders.......................................... 90
        SECTION 7.06.  Successor Administrative Agent...................................... 91
        SECTION 7.07.  Amendments to Loan Documents........................................ 91
        SECTION 7.08.  Co-Agents........................................................... 92

                                  ARTICLE VIII

                       MISCELLANEOUS....................................................... 92

        SECTION 8.01.  Amendments, Etc..................................................... 92
        SECTION 8.02.  Notices, Etc........................................................ 93
        SECTION 8.03.  No Waiver; Remedies................................................. 93
        SECTION 8.04.  Costs and Expenses.................................................. 93
        SECTION 8.05.  Right of Set-off.................................................... 94
        SECTION 8.06.  Binding Effect...................................................... 95
        SECTION 8.07.  Assignments and Participations...................................... 95
        SECTION 8.08.  Indemnification by the Borrower..................................... 99
        SECTION 8.09.  Confidentiality.....................................................100
        SECTION 8.10.  Governing Law.......................................................101
        SECTION 8.11.  Execution in Counterparts...........................................101
        SECTION 8.12.  WAIVER OF JURY TRIAL................................................101
        SECTION 8.13.  Submission to Jurisdiction; Waivers.................................101
        SECTION 8.14.  Acknowledgments.....................................................102

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


Schedule I                - List of Applicable Lending Offices
Schedule 4.01(k)          - List of  Subsidiaries
Schedule 4.01(w)          - List of Telecommunications Approvals
Schedule 4.01(z)          - List of Collateral
Schedule 4.01(bb)         - List of Capital Stock
Schedule 4.01(cc)         - Intellectual Property Matters

Exhibit A   -     Form of Note
Exhibit B   -     Form of Notice of Borrowing
Exhibit C   -     Form of Assignment and Acceptance
Exhibit D-1 -     Form of Subsidiary Guaranty
Exhibit D-2 -     Form of Obligor Pledge Agreement
Exhibit D-3 -     Form of Holdings Pledge Agreement
Exhibit E   -     Form of Borrowing Base Certificate
Exhibit F   -     Form of Leverage Ratio Certificate
Exhibit G   -     Form of Solvency Certificate
Exhibit H   -     Form of No Default Certificate
Exhibit I   -     Form of Compliance Certificate
Exhibit J   -     Form of Century-ML Consent and Agreement
Exhibit K   -     Form of Process Agent Acceptance

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                                CREDIT AGREEMENT

                           Dated as of April 25, 1997

               CENTENNIAL PUERTO RICO WIRELESS CORPORATION, a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Banks hereunder, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Additional Contributed Equity" means the Contributed Equity made after the date hereof.

               "Additional Puerto Rico Security Documents" has the meaning assigned to such term in Section 5.01(o) hereof.

               "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Aggregate Financing Amount" means, at any time, the sum of (i) the aggregate principal amount of the Advances outstanding at such time plus (ii) the aggregate principal amount of any Tax-Advantaged Debt outstanding at such time plus (iii) the aggregate amount of Letter of Credit Liabilities at such time (excluding the aggregate undrawn amount of Letters of Credit to the extent such amount is in support of principal of any Tax-Advantaged Debt outstanding at such time).

               "Annualized EBITDA" means, for any Fiscal Period,
        EBITDA for such Fiscal Period multiplied by two; provided,


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                                      - 2 -



        that solely for purposes of the calculation of the Leverage Ratio as used in Section 5.01(j) on any date falling during the period commencing on June 1, 1998 and ending on November 30, 1998, Annualized EBITDA shall mean the product of (a) EBITDA for the Fiscal Quarter ending on or most recently ended prior to such date plus sales, marketing, advertising and equipment subsidy expenses for such Fiscal Quarter multiplied by (b) four.

               "Applicable Eurodollar Margin" has the meaning specified in Section 2.06(a)(ii).

               "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

               "Approved Telecommunications Property" means (a) a personal communications services system, as defined in 47 C.F.R. ss.24.5, authorized by the FCC to operate as Broadband PCS, as defined in 47 C.F.R. ss.24.5, in the frequency blocks Block A, Block B or Block C, as defined in 47 C.F.R. ss.24.229, or (b) a Cellular System, as defined in 47 C.F.R. ss.22.99, authorized by the FCC in the Cellular Radiotelephone Service, as defined in 47 C.F.R. ss.22.99, to operate pursuant to 47 C.F.R. Subpart H on Channel Block A or Channel Block B in an MSA or RSA, as defined in 47 C.F.R. ss.ss.22.909 and 22.905.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by each Issuing Bank and the Administrative Agent, in substantially the form of Exhibit C hereto.

               "Bank" has the meaning specified in the recital of parties to this Agreement.

               "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law (including any such law of Puerto Rico) for the relief of debtors.

               "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:



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                                      - 3 -



                      (a) the rate of interest announced publicly by Citibank in
               New York, New York, from time to time, as Citibank's base rate;

                      (b) the sum (adjusted to the nearest 1/16 of one percent
               or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
               (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                      (c) 1/2 of one percent per annum above the Federal Funds Rate.

               "Base Rate Advance" means an Advance which bears interest as provided in Section 2.06(a)(i).


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                                      - 4 -



               "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01A.

               "Borrowing Base" means, as at any date, the sum of (i) $100,000,000 plus (ii) (A) the amount of Additional Contributed Equity received by the Borrower on or after the date hereof minus the amount of any dividends (excluding the Initial Distributions) and other payments referred to in Section 5.02(g) hereof paid by the Borrower on or after the date hereof multiplied by (B) 1.75 minus (iii) the sum of (A) any optional or mandatory Commitment reductions plus (B) the outstanding principal amount of any Permitted Vendor Financing.

               "Borrowing Base Certificate" means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit E hereto and appropriately completed.

               "Borrowing Base Release Date" shall mean the date on which the Administrative Agent receives the second of two Periodic Certificates as at the end of two consecutive Fiscal Quarters demonstrating that the Leverage Ratio on each date covered by such Periodic Certificates was less than 10.0:1.

               "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

               "Capital Stock" of any Person means any and all share, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common or preferred equity (however designated) of such Person, including, without limitation, partnership interests.

               "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.



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                                      - 5 -



               "CAP System" means a system that provides long-distance carriers or end-users with an alternative to the traditional local phone company for local transmission of private line and transport and special access telecommunications services in Puerto Rico and the Virgin Islands.

               "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service,
        (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services or at least P-1 from Moody's Investors Service, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. Branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
        (i) above entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above, and (vii) corporate debt obligations maturing within one year from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating from Standard & Poor's Ratings Services and Moody's Investors Service.

               "Centennial Cellular" means Centennial Cellular Corp., a Delaware corporation.

               "Century-ML" means Century-ML Cable Corporation, a
        Delaware corporation.


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                                      - 6 -



               "Century-ML Consent and Agreement" means a consent and agreement entered into by the parties to the Facilities Agreement and the Administrative Agent, substantially in the form of Exhibit J hereto.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

               "Citibank" means Citibank, N.A., a national banking association.

               "Collateral" means the following items, whether now or hereafter acquired:

                           (i)  all Network Assets;

                          (ii)  all Capital Stock issued by the Obligors;

                         (iii) all rights under interconnection agreements and
               operating agreements (including, without limitation, the Interconnection Agreements, the Facilities Agreement and the Marketing Agreements) to which the Borrower or any of the Subsidiaries is a party on the date hereof, as modified and supplemented and from time to time in effect;

                          (iv) all rights under interconnection agreements and
               operating agreements (including, without limitation, the Interconnection Agreements, the Facilities Agreement and the Marketing Agreements) to which the Borrower or any of the Subsidiaries becomes a party after the date hereof, as modified and supplemented and from time to time in effect, subject to the ability of the Borrower or such Subsidiary, as the case may be, to grant a security interest in such agreements after having used its best efforts to obtain any necessary consents; and

                           (v) substantially all other tangible and intangible
               property and rights of the Borrower and its Subsidiaries to the extent that each of the same has an individual book value in excess of $100,000.

               "Collateral Account" has the meaning specified in
        Section 6.02.



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                                      - 7 -



               "Commitment" has the meaning specified in
        Section 2.01A.

               "Commitment Percentage" shall mean, with respect to any Lender, the ratio of (a) the amount of the Commitment of such Lender to (b) the aggregate amount of the Commitments of all of the Lenders.

               "Compliance Certificate" means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit I hereto and appropriately completed.

               "Consent and Agreement" means the Century-ML Consent and Agreement or the PRTC Consent and Agreement.

               "Consolidated" refers to the consolidation of accounts of the Borrower with the accounts of its Subsidiaries, all in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 4.01(e).

               "Contributed Equity" means, as of any date, the amount of common equity theretofore contributed by an Eligible Equity Contributor to the Borrower in cash.

               "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.07, 2.08, 2.10 or 2.11.

               "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Schedule 4.01(cc) hereto.

               "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

               "Credit Extension" means a Borrowing or the issuance of a Letter of Credit.

               "Credit Parties" means, collectively, the Obligors and Holdings.


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                                      - 8 -



               "CSI" means Citicorp Securities, Inc., a Delaware corporation.

               "Debt" of any Person means (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss (including Permitted Vendor Financing),
        (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including, but not limited to, commercial paper, (iii) obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (iv) Capitalized Lease Obligations of such Person, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above; provided that Debt shall not include trade accounts payable unless payment thereof has been deferred by agreement beyond the customary period in the industry.

               "Debt Issuance" means any incurrence, issuance or sale of Debt by the Borrower or any of its Subsidiaries, other than Debt permitted by any of paragraphs (i) through (v), (vii) and (viii) of Section 5.02(b).

               "Default" means an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

               "Disposition" has the meaning assigned to such term in
        Section 2.09(b)(ii).

               "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               "EBITDA" means, for any period, the sum of the Consolidated net income or loss for such period, excluding


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                                      - 9 -



        gains and losses from extraordinary items, of the Borrower and its Subsidiaries plus the sum of Interest Expense, depreciation, amortization expense and provision for income taxes to the extent deducted in computing such net income or loss.

               "Eligible Assignee" means a Person (a) (i) that is (A) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (B) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or (C) a Lender or an affiliate of any Lender immediately prior to an assignment and (ii) whose long-term public senior debt securities are rated at least "BBB-" by Standard & Poor's Ratings Services or at least "Baa" by Moody's Investors Service, Inc.; or (b) that is approved by the Borrower (whose approval shall not be unreasonably withheld), the Administrative Agent and the Lenders.

               "Eligible Equity Contributor" means Holdings or any Affiliate of Holdings, other than the Borrower or any Subsidiary of the Borrower.

               "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment,


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                                     - 10 -



        health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

               "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

               "Equity Issuance" means (a) any issuance or sale by the Borrower after the date hereof of (i) any of its capital stock (other than any such capital stock issued to directors, officers or employees of the Borrower or any of its Subsidiaries), (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower, or (b) the receipt by the Borrower after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e)


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                                     - 11 -



        of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
        (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to
        Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from Citibank two Business Days


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                                     - 12 -



        before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

               "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.06(a)(ii).

               "Eurodollar Rate Reserve Percentage" for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

               "Events of Default" has the meaning specified in
        Section 6.01.

               "Excess Cash Flow" means, for any Fiscal Quarter, the amount by which

                    (i)  EBITDA for such Fiscal Quarter exceeds

                   (ii)  the sum of

                             (A) the Consolidated amount of all Interest Expense
                      paid to third parties by the Borrower and its Subsidiaries during such Fiscal Quarter on account of Debt,

                             (B) the Consolidated amount of all income taxes
                      paid by the Borrower and its Subsidiaries during such Fiscal Quarter,

                             (C) the Consolidated amount of all principal
                      amounts required to be paid during such Fiscal Quarter with respect to Debt of the Borrower and its Subsidiaries, and

                             (D)    the amount equal to the capital


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                                     - 13 -



                      expenditures made by the Borrower and its Subsidiaries for such Fiscal Quarter.

               "Face Amount" means, with respect to any Letter of Credit, the undrawn face amount thereof or, if such Letter of Credit is a revolving letter of credit, the maximum face amount to which such Letter of Credit may at any time be reinstated.

               "Facilities Agreement" means the Facilities Agreement dated as of January 2, 1995 between the Borrower, Century ML Cable Venture and Century-ML, as the same shall be modified and supplemented and in effect from time to time.

               "FCC" means the Federal Communications Commission or any successor thereto.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Financial Officer" means, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the principal accounting officer of that Person.

               "Fiscal Period" means the period of two consecutive Fiscal Quarters ended on the last day of May, August, November or February, as the case may be.

               "Fiscal Quarter" means the period of three calendar months ending on the last day of May, August, November or February, as the case may be.

               "Fiscal Year" means the period from and including June 1 of any calendar year to and including May 31 of the next succeeding calendar year (made up of four Fiscal Quarters), and when followed by the designation of a year


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                                     - 14 -



        shall mean such period ending on May 31 of such year.

               "GAAP" means, as of any date, generally accepted accounting principles in the United States as of the date hereof and not including any interpretations or regulations that have been proposed but that have not become effective.

               "Guarantors" means each Person (other than the Administrative Agent) that is or becomes a party to the Subsidiary Guaranty.

               "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants, contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

               "Holdings" means Centennial Cellular Wireless Holding Corp., a New Jersey corporation.

               "Holdings Pledge Agreement" means a Pledge Agreement, substantially in the form of Exhibit D-3 hereto, between Holdings and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

               "Initial Distributions" means cash dividends by the Borrower during the period commencing on the date of the initial Credit Extension and ending on August 31, 1997 in an aggregate amount not exceeding the amount of Contributed Equity on the date of the initial Credit Extension minus $55,000,000.

               "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

               "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or


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



                                     - 15 -



        other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Schedule 4.01(cc) hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor.

               "Interconnection Agreements" means (a) the Interconnection Agreement dated March 18, 1997 between Centennial Wireless PCS Operations Corp. and PRTC and (b) the Interconnection Agreement dated March 18, 1997 between Lambda Communications, Incorporado, and PRTC, each of which has been duly approved by the PRTRB and a copy of each of which has been furnished to the Lenders prior to the date hereof, as the same shall be modified and supplemented and in effect from time to time.

               "Interest Coverage Ratio" means, for any Fiscal Period, the ratio of (a) Annualized EBITDA for such Fiscal Period to (b) Interest Expense for the period of four consecutive Fiscal Quarters ending on the last day of such Fiscal Period.

               "Interest Expense" means the sum of all amounts payable by the Borrower and its Subsidiaries on account of interest, amortization of debt discount and expense, and commitment, letter of credit, agency and other fees with respect to Total Debt.

               "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the


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                                     - 16 -



        Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                      (i) the Borrower may not select any Interest Period which
               ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate unpaid principal amount of Base Rate Advances and Advances having Interest Periods which end on or prior to such principal repayment installment date shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                   (ii) Interest Periods commencing on the same date for
               Advances comprising part of the same Borrowing shall be of the same duration; and

                  (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

               "Investments" of any Person means all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.



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                                     - 17 -



               "Issuing Bank" means, at any time of determination, a Lender that is the issuer of a Letter of Credit outstanding at such time under
        Section 2.01B hereof or that is owed a Reimbursement Obligation at such time arising from a drawing under a Letter of Credit issued by it, together with its successors and assigns in such capacity.

               "LEC System" means a system providing local telephone services within a local exchange in Puerto Rico and the Virgin Islands.

               "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to
        Section 8.07.

               "Letter of Credit" has the meaning specified in
        Section 2.01B hereof.

               "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

               "Letter of Credit Liability" shall mean, at any time and in respect of any Letter of Credit, the sum of (a) the Face Amount of such Letter of Credit (excluding, if such Letter of Credit is a revolving letter of credit, any portion thereof subject to reinstatement upon the payment of Reimbursement Obligations of the Borrower at such time due and payable) plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the issuer of such Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.01B(b), and such issuer shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than such issuer of their participation


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



                                     - 18 -



        interests under said Section 2.01B(b).

               "Leverage Ratio" means, as of any date, the ratio of

                      (a)  Total Debt as of such date to

                      (b) Annualized EBITDA for the most recent Fiscal Period
               which ends on or before such date.

               "License Subsidiaries" means Centennial Wireless
        PCS License Corp., a Delaware corporation, and Lambda
        Communications, Incorporado, a Puerto Rico corporation.

               "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor, any lien or security interest created in connection with a sale/leaseback transaction and any easement, right of way or other encumbrance on title to real property.

               "Loan Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Consent and Agreements and the Support Documents.

               "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

               "Margin Stock" has the meaning specified in Regulation U.

               "Marketing Agreement" means a material operating or material marketing agreement between any Obligor and any other party (including, without limitation, any such agreement with Century-ML).

               "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the


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                                     - 19 -



        Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the ability of any Credit Party to perform its obligations under any Loan Document to which it is or is to be a party.

               "Multiemployer Plan" means a multiemployer plan, as defined in
        Section 4001(a) (3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a) (15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "Net Cash Proceeds" means:

                      (a) with respect to any Debt Issuance or Equity Issuance,
               the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, rating agency fees and other similar fees and commissions; and

                      (b) with respect to any Disposition, the aggregate amount
               of cash received from time to time by or on behalf of the respective seller in connection with such Disposition after deducting therefrom only

                         (x) reasonable and customary brokerage commissions,
                    legal fees, finder's fees, rating agency fees and other similar fees and commissions,

                         (y) the amount of taxes payable in connection with or
                    as a result of such Disposition and


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                                     - 20 -



                         (z) the amount of any Debt secured by a Lien on the
                    assets that are the subject of such Disposition and that, by the terms of such Disposition, is required to be repaid upon such Disposition,

               in each case to the extent, but only to the extent, that the amounts so deducted are, no later than the Relevant Time (as defined in the following sentence), actually paid to a Person that is not an Affiliate of the Person making such payment (other than payments made to a director of any Person in his capacity as a member or partner of a law firm or partnership rendering legal services to such Person; provided that the terms of such compensation are fair and reasonable and no less favorable to such Person than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate) and are properly attributable to such transaction or to the asset that is the subject thereof. For purpose of the preceding sentence, "Relevant Time" means (i) in the case of the foregoing clauses (a) and
               (b)(x) the date falling 30 days after the receipt of cash from the relevant Debt Issuance, Equity Issuance or Disposition, (ii) in the case of the foregoing clause (b)(y), the date that the respective taxes are legally due and (iii) in the case of the foregoing clause (b)(z), the date of receipt of cash for the relevant Disposition.

               "Network Assets" means all base stations, switching stations, towers, antennas, and other cell-site equipment, all rights under the Facilities Agreement, all leasehold rights and all Telecommunications Approvals, and all other Property, in each case that are integral to the operation of the Telecommunications Networks.

               "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

               "Notice of Borrowing" has the meaning specified in
        Section 2.02(a).

               "Obligor Pledge Agreement" means a Pledge Agreement, substantially in the form of Exhibit D-2 hereto, between the


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                                     - 21 -



        Borrower, Lambda Communications, Incorporado, and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

               "Obligors" means, collectively, the Borrower and the Guarantors.

               "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in
        Schedule 4.01(cc) hereto.

               "Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "PCS System" means a wireless telecommunications system licensed by the FCC under 47 C.F.R. Part 24 for operation in the "B" frequency block (1.865/1.880 GHz and 1.945/1.960 GHz) to provide any or all of a family of digital, wireless mobile or portable and fixed radio communications services to individuals and businesses in Puerto Rico and the Virgin Islands.

               "Periodic Certificate" has the meaning specified in
        Section 2.06(c).

               "Permitted Investments" means (a) any Investment in the Borrower or in a Person that, on the date hereof, is a Subsidiary; and (b) any Investment in Cash Equivalents.

               "Permitted Vendor Financing" means Debt incurred for the deferred purchase price of property or services related to the installation, operation and replacement of telecommunications equipment; provided that
        (a) at the time of incurrence thereof (and after giving effect thereto)
        (x) no Default shall have occurred and be continuing and (y) on a pro forma basis, the Borrower would be in


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                                     - 22 -



        compliance with Section 5.01(j) if such Debt was outstanding on the last day of the Fiscal Period ending on or most recently ended prior to the date of such incurrence and Section 5.01(i) and 5.01(k) if such Debt was outstanding throughout the period of four Fiscal Quarters ending on such date; (b) none of the principal of such Debt shall be required to be repaid prior to February 28, 2006; (c) the interest rate borne by such indebtedness does not exceed 12% per annum, (e) any Liens granted to secure repayment of such Debt shall cover only the equipment being financed and (f) the other material terms of such Debt and of any agreement entered into and or any instrument issued in connection therewith are no less favorable in any material respect to the Borrower or the Lenders than the terms and conditions of this Agreement.

               "Person" means an individual, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means a Single Employer Plan or a Multiple
        Employer Plan.

               "Pro-Forma Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (i) Annualized EBITDA of the Borrower and its Subsidiaries for the Fiscal Period ending on or most recently ended prior to such date to (ii) the sum of (A) projected Interest Expense for the period of four Fiscal Quarters commencing on or most recently commenced prior to such date (or, if such date is the last day of a Fiscal Quarter, commencing on the next day) (calculated using the weighted average of interest rates at the time of calculation and at the principal outstanding at the time of calculation after giving effect to any scheduled payments of principal during such four Fiscal Quarters) plus (B) the aggregate principal amounts of all Debt required to be paid during such period of four Fiscal Quarters by the Borrower and its Subsidiaries.

               "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible.

               "PRPSC" means the Puerto Rico Public Service


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                                     - 23 -



        Commission.

               "PRTC" means the Puerto Rico Telephone Company, a Delaware corporation, which owns and operates a telephone system in and about Puerto Rico, all the outstanding shares of the common stock of which are owned by the Puerto Rico Telephone Authority, a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico.

               "PRTC Consent and Agreement" means a consent and agreement entered into by the parties to the Interconnection Agreements and the Administrative Agent, satisfactory to the Administrative Agent in form and substance in the reasonable exercise of discretion.

               "PRTRB" means the Telecommunications Regulatory Board of Puerto Rico created by Act No. 213 of the Legislature of Puerto Rico approved September 12, 1996, or any successor thereto.

               "Puerto Rico" means the Commonwealth of Puerto Rico.

               "Puerto Rico Security Documents" means each power of attorney, mortgage, assignment, security agreement and other document executed or to be executed and delivered by any Credit Party to grant and perfect the security interests required by Section 5.01(n) and enforce the rights of the Administrative Agent thereunder for the benefit of the Lenders, in each case in form and substance satisfactory to the Administrative Agent in the reasonable exercise of its discretion and as such documents may be amended or otherwise modified from time to time.

               "Register" has the meaning specified in
        Section 8.07(c).

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Reimbursement Obligations" means, at any time, the obligations of the Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Banks in respect of any drawings under Letters of Credit.



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                                     - 24 -



               "Required Reduction" has the meaning specified in
        Section 2.09(c).

               "Security Documents" means the Additional Puerto Rico Security Documents, the Puerto Rico Security Documents, the Obligor Pledge Agreement and the Holdings Pledge Agreement, in each case as the same shall be modified and supplemented and in effect from time to time.

               "Senior Notes Indenture" means the Indenture dated as of November 15, 1993 between Centennial Cellular, as issuer, and Bank of Montreal Trust Company, as trustee, as amended pursuant to a First Supplemental Indenture dated as of November 15, 1993 and by a Second Supplemental Indenture dated as of May 11, 1995 and as said Indenture shall, subject to Section 5.02(i), be further modified and supplemented and in effect from time to time.

               "Single Employer Plan" means a single employer plan, as defined in Section 4001(a) (15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities (including, without limitation, liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's


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                                     - 25 -



        property would constitute unreasonably small capital after giving due consideration to the prevailing practice in each respective industry in which such Person is engaged; it being understood that in applying the foregoing criteria in respect of any Person:

                      (i) the value of the property and assets of such Person
               includes the value of its interest in its Subsidiaries and any rights to contribution (whether by equity or loan) from any of its Affiliates, and

                   (ii) its ability to pay its debts and liabilities may be
               measured by reference to, among other things, amounts received or to be received in respect of any such property or assets.

               "Subordinated Debt" means Debt (i) for which the Borrower is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (iii) none of the principal of which shall be required to be repaid prior to February 28, 2006, (iv) that bears interest at a rate per annum not in excess of 12% and (v) that is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans, Reimbursement Obligations and Notes hereunder on terms, and pursuant to documentation containing other terms (including interest, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

               "Subscriber" means a Person purchasing wireless, long distance access or wireline services from the Borrower or a Subsidiary using the Telecommunications Networks of the Borrower and its Subsidiaries and whose account is not more than 90 days past due, provided, however, that if any Person purchases wireless services that include more than one telephone number, the number of Subscribers will be determined by the number of active telephone numbers for such Person.

               "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any


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                                     - 26 -



        other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context otherwise requires, each reference herein to a Subsidiary shall mean a Subsidiary of the Borrower.

               "Subsidiary Guaranty" means a Subsidiary Guaranty, substantially in the form of Exhibit D-1 hereto, between the Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

               "Support Documents" means, collectively, the Subsidiary Guaranty, the Security Documents and all Uniform Commercial Code financing statements and other registration instruments required by this Agreement, the Subsidiary Guaranty or the Security Documents to be filed with respect to the security interests created pursuant to the Security Documents.

               "Tax-Advantaged Debt" means Debt of the Borrower (i) owing to the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (AFICA) in connection with (and not exceeding the aggregate principal amount of) Debt issued by said Authority the proceeds of which are used for the direct benefit of the Borrower and its Subsidiaries; or (ii) evidenced by securities issued by the Borrower pursuant to a commercial paper program of other debt instruments that qualify as an Eligible Investment under section 2(j) of the Puerto Rico Industrial Incentives Acts, Regulation 5105 issued by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico, as amended from time to time, and any successor regulation with respect to the subject matter thereof issued by any governmental authority having jurisdiction in the matter; provided that in each of the cases referred to in the foregoing clauses (i) and (ii) such Debt of the Borrower or (in the case of the foregoing clause (ii)) of said Authority is supported by one or more Letters of Credit issued hereunder.

               "Telecommunications Approval" means any mobile telephone, specialized mobile radio, messaging, personal communications service, microwave or other license, permit, authorization, certificate, franchise, consent, approval or


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                                     - 27 -



        waiver granted or issued by the FCC, the PRPSC or the PRTB, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of a cellular telephone system, mobile telephone system, personal communications service system, microwave network, messaging system or a local exchange network or competitive access or transport network.

               "Telecommunications Networks" means, collectively, the PCS Systems, the CAP Systems and the LEC Systems of the Borrower and its Subsidiaries.

               "Termination Date" means the fourth anniversary of the date hereof, or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

               "Total Debt" means, as of any date, the Consolidated Debt of the Borrower and its Subsidiaries, including, without limitation, Capitalized Lease Obligations, guaranties, obligations with respect to letters of credit and trade accounts payable for which payment has been deferred by agreement beyond the customary period in the industry.

               "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Schedule 4.01(cc) hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

               "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

               "Type" has the meaning specified in the definition of


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                                     - 28 -



        "Advance" in this Section 1.01.

               "Virgin Islands" means the United States Virgin
        Islands.

               "Voting Power" means, with respect to any Voting Stock issued by any Person, the number of votes that the holders of such Voting Stock are ordinarily, in the absence of contingencies, entitled to cast for the election of a majority of the directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

               "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

               "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

               "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

               SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), as modified from time to time by changes in accounting principles which are required by generally accepted accounting principles in effect from time to time.



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                                     - 29 -



                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE CREDITS

               SECTION 2.01A. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section
2.04 (such Lender's "Commitment"), provided that in no event shall (a) the Aggregate Financing Amount exceed the aggregate amount of the Commitments as in effect from time to time or (b) the Aggregate Financing Amount exceed the aggregate amount of the Borrowing Base as in effect from time to time prior to the Borrowing Base Release Date. Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow, prepay pursuant to Section 2.09(a) and reborrow under this Section 2.01A.

               SECTION 2.01B. Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Borrower, in addition to the Advances provided for by Section 2.01A hereof, by the issuance by a Lender or Lenders designated by the Borrower of letters of credit (collectively, "Letters of Credit") for account of the Borrower or any of its Subsidiaries (as specified by the Borrower), provided that in no event shall (i) the Aggregate Financing Amount exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the Aggregate Financing Amount exceed the Borrowing Base as in effect from time to time prior to the Borrowing Base Release Date, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $125,000,000, (iv) the expiration date of any Letter of Credit extend beyond the Termination Date or (v) any Lender be required to issue any Letter of Credit without its consent (which it may grant or withhold in its sole discretion). The following additional provisions shall apply to Letters of Credit:



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                                     - 30 -



               (a) The Borrower shall give the Administrative Agent at least ten Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Termination Date) each Letter of Credit is to be issued, the account party or parties therefor and the Lender that will issue such Letter of Credit and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the prospective Issuing Bank of the contents thereof.

               (b) On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the Face Amount of such Letter of Credit. Upon the issuance of any Letter of Credit hereunder, each Lender (other than the issuer thereof) shall automatically acquire a participation in the respective Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than the issuer thereof) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, its Commitment Percentage of such Issuing Bank's liability under such Letter of Credit.

               (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of such Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such


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                                     - 31 -



        Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind and irrespective of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against such Issuing Bank or any other Person, under all circumstances.

               (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.01B, the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the respective Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 2.02(a) hereof.

               (e) Each Lender (other than the issuer of such Letter of Credit) shall pay to the Administrative Agent for account of the issuer of a Letter of Credit at its address referred to in Section 8.02 in U.S. dollars and in same day funds, the amount of such Lender's Commitment Percentage of any payment under such Letter of Credit upon notice by such issuer (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Administrative Agent for account of any Issuing Bank under this paragraph (e), and each Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph
        (e), the financial condition of the Borrower (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to an Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent for account of an Issuing Bank, for so long as such default shall continue the Administrative Agent may at the request of such Issuing Bank withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to such Issuing Bank in satisfaction of such defaulted obligation.

               (f) Upon the making of each payment by a Lender to an Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and


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                                     - 32 -



        without any further action on the part of the Administrative Agent, such Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to such Issuing Bank pursuant to paragraph (g) of this Section 2.01B). Upon receipt by an Issuing Bank from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) such Issuing Bank shall promptly pay to the Administrative Agent for account of each Lender entitled thereto, such Lender's Commitment Percentage of such payment, each such payment by such Issuing Bank to be made in the same money and funds in which received by such Issuing Bank. In the event any payment received by any Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by such Issuing Bank, each Lender shall, upon the request of such Issuing Bank (through the Administrative Agent), repay to such Issuing Bank (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.01B.

               (g) The Borrower shall pay to the Administrative Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the Applicable Eurodollar Margin in effect from time to time multiplied by the daily average Face Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on the last day of each May, August, November and February and on the Termination Date and to be calculated for any day after


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                                     - 33 -



        giving effect to any payments made under such Letter of Credit on such day). In addition, the Borrower shall pay to each Issuing Bank (x) a fronting fee in respect of each Letter of Credit in such amount as shall be separately agreed upon between the Borrower and such Issuing Bank and
        (y) all commissions, charges, costs and expenses in the amounts customarily charged by such Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

               (h) Promptly following the end of each calendar month, each Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, each Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank then outstanding.

               (i) The issuance by each Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to such Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

               (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.01B on the due date therefor, such Lender shall pay interest to the respective Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal


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                                     - 34 -



        Funds Rate, provided that if such Lender shall fail to make such payment to such Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate provided for in Section 2.06(b).

               (k) The issuance by any Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.01B to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Borrower hereby indemnifies and holds harmless each Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by any Issuing Bank under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of such Issuing Bank, such Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit unless such payment was enjoined by court order. Nothing in this Section 2.01B is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

               SECTION 2.02.  Making the Advances.

               (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third (or, in the case of a Base Rate Advance, the first) Business Day prior to the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice


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                                     - 35 -



of an Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately by mail or delivery in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

               (b) Anything contained herein to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 and (ii) no more than ten Borrowings may be outstanding at anytime.

               (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

               (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02


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                                     - 36 -



and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

               (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

               SECTION 2.03.  Fees.

               (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the rate of (i) 0.500% per annum during each period in which the applicable Leverage Ratio is greater than 8.0:1, (ii) 0.375% per annum during each period in which the applicable Leverage Ratio is less than or equal to 8.0:1 and greater than 6.0:1, and (iii) 0.250% per annum during each period in which the applicable Leverage Ratio is less than or equal to 6.0:1, payable on the last day of each November, February, May and August during the term of such Lender's Commitment, commencing on the date hereof and on the Termination Date. Each retroactive change in the Leverage Ratio pursuant to Section 2.06(d) shall be given retroactive effect in determining the applicable commitment fee rate pursuant to this Section 2.03(a) for a period of time identical to that given such retroactive change in the Leverage Ratio. If any such


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                                     - 37 -



retroactive change occurs in the commitment fee rate payable for a period for which the Borrower has already paid commitment fees, then any overpayment of commitment fees by the Borrower resulting therefrom shall be credited to future commitment fee or other payment obligations of the Borrower and any underpayment of commitment fees by the Borrower resulting therefrom shall be paid by the Borrower to the Administrative Agent for the account of the Lenders upon demand by the Administrative Agent.

               (b) Agency Fee. The Borrower shall pay to the Administrative Agent, for its own account, such fees in respect of its services hereunder as shall from time to time be separately agreed upon between the Borrower and the Administrative Agent.

               SECTION 2.04.  Reduction of the Commitments.

               (a) Mandatory. The Commitments of the Lenders shall be automatically and permanently reduced as provided by
Section 2.09(c).

               (b) Optional. The Borrower shall have the right, upon at least 5 Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

               SECTION 2.05. Repayment of Advances. The Borrower shall repay the principal amount of each Advance outstanding at the close of business on the Termination Date made to it owing to each Lender on each of the principal installment dates listed below commencing May 31, 2001 and ending February 28, 2005 and the amount to be paid on each such principal repayment installment date shall equal the product obtained by multiplying (x) the unpaid principal amount of such Advance outstanding at the close of business on the Termination Date by
(y) the percentage set forth below for that principal repayment installment date:


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                                     - 38 -





                     Last Business     Last Business     Last Business     Last Business
                        Day of            Day of            Day of            Day of
       Year            February             May             August           November
       ----            --------             ---             ------           -----------
       2001               XXX              3.00%             4.00%             5.00%
       2002              6.00%             6.50%             6.50%             7.00%
       2003              7.00%             7.00%             7.00%             7.00%
       2004              7.00%             7.00%             7.00%             7.00%
       2005              6.00%              XXX               XXX               XXX


provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of such Advance.

               SECTION 2.06.  Interest on the Advances.

               (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender in accordance with the Note to the order of such Lender at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times equal to the sum of the Base Rate in effect from time to time plus 1.50%, provided that if the applicable Leverage Ratio shall be greater than zero and fall within any of the ranges set forth below then the Borrower shall pay a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the applicable margin set forth below:

                      (A) 1.25% per annum during each period in which the
               applicable Leverage Ratio is greater than 10.0:1,

                      (B) 1.00% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 10.0:1 and greater than 9.0:1,

                      (C) 0.875% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 9.0:1 and greater than 8.0:1,

                      (D) 0.750% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to


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               8.0:1 and greater than 7.0:1,

                      (D) 0.625% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 7.0:1 and greater than 6.0:1,

                      (E) 0.375% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 6.0:1 and greater than 5.0:1,

                      (F) 0.125% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 5.0:1 and greater than 4.0:1, and

                      (G) 0% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 4.0:1,

        payable in arrears on the last day of each May, August, November and February during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advance. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance equal to the sum of the Eurodollar Rate for such Interest Period for such Advance plus 2.50%, provided that if the applicable Leverage Ratio shall be greater than zero and fall within any of the ranges set forth below then the Borrower shall pay a rate per annum equal at all times to the sum of the Eurodollar Rate for such Interest Period for such Advance plus the applicable margin set forth below (the "Applicable Eurodollar Margin"):

                      (A) 2.25% per annum during each period in which the
               applicable Leverage Ratio is greater than 10.0:1,

                      (B) 2.00% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 10.0:1 and greater than 9.0:1,

                      (C) 1.875% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 9.0:1 and greater than 8.0:1,

                      (D) 1.750% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to


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                                     - 40 -



               8.0:1 and greater than 7.0:1,

                      (D) 1.625% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 7.0:1 and greater than 6.0:1,

                      (E) 1.375% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 6.0:1 and greater than 5.0:1,

                      (F) 1.125% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 5.0:1 and greater than 4.0:1, and

                      (G) 0.875% per annum during each period in which the
               applicable Leverage Ratio is less than or equal to 4.0:1,

        payable in arrears on the last day of such Interest Period and, if such Interest Period is greater than three months, on the last day of each three-month period during such Interest Period.

               (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to
(i) in the case of any amount of principal, the greater of (x) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the rate per annum on a hypothetical Borrowing consisting of a Eurodollar Rate Advance in a principal amount equal to the principal amount of such defaulted Advance and having consecutive Interest Periods of three months' duration, the first day of the initial Interest Period for such hypothetical Eurodollar Rate Advance being deemed to occur on the first day on which such defaulted Advance shall not have been paid when due and (ii) in the case of all other amounts, 2% per annum above the Base Rate in effect from time to time.

               (c) Leverage Ratio Certificates. The Borrower shall deliver a certificate, in substantially the form of Exhibit F, to the Administrative Agent on each date on which financial statements are delivered pursuant to Sections 5.03(c) and 5.03(d) (each such certificate being a "Periodic Certificate"). Each Periodic Certificate shall certify the Leverage Ratio in effect


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                                     - 41 -



on the last day of the most recent Fiscal Period which ends on or before the date on which such certificate is delivered.

               (d) Effective Dates for Leverage Ratios. Each Leverage Ratio certified in any Periodic Certificate shall (absent manifest error) become effective on the date such certificate is delivered in compliance with this Agreement. The Leverage Ratio certified for the date on which such certificate is delivered shall apply to each date thereafter until the delivery in compliance with this Agreement of the next Periodic Certificate called for by
Section 2.06(c). If the Borrower fails to deliver financial statements and the related Periodic Certificate when required by Section 5.03(c), then the applicable Leverage Ratio shall be the Leverage Ratio in effect on the last day of the Fiscal Period in respect of which such Periodic Certificate should have been delivered and shall continue in effect until a Periodic Certificate in compliance with this Section 2.06 is delivered.

               SECTION 2.07.  Interest Rate Determination and Protection.

               (a) Citibank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate.

               (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii), and the applicable rate, if any, furnished by Citibank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

               (c) If Citibank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

               (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

           (iii)  the obligation of the Lenders to make, or to


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        Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

               (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

               (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

            (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

               (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and the Borrower will be deemed to have selected, for the Interest Period immediately succeeding the then existing Interest Period therefor, an Interest Period for such Advance of three months' duration.

               (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Base Rate Advances into Eurodollar Rate Advances shall terminate; provided, however, that, if and so long as each such Eurodollar Rate Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall equal or exceed $5,000,000, the Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Eurodollar Rate Advances having


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                                     - 43 -



such Interest Period.

               SECTION 2.08. Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07, 2.10 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

               SECTION 2.09.  Prepayments of Advances.

               (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or a larger multiple of $1,000,000 and, if made after the Termination Date, shall be applied ratably to the respective principal repayment installments of the Advances and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

               (b)    Mandatory.

               (i) Borrowing Base. Until the Borrowing Base Release Date, the Borrower shall from time to time prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below) in such amounts as shall be necessary so that at all times the Aggregate Financing Amount shall not exceed the Borrowing Base, such amount to be applied, first, to Advances outstanding and, second, as cover for Letter of Credit


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                                     - 44 -



        Liabilities outstanding.

            (ii) Sales of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Majority Lenders pursuant to
        Section 5.02(e) to any sale, lease, transfer or other disposition (each, a "Disposition") of any asset of the Borrower or any Subsidiary (other than sales of assets in the ordinary course of business) not otherwise permitted hereunder, in the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds of any Disposition, the Borrower will prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.09(d)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of such Net Cash Proceeds, such prepayment and reduction to be effected in each case in the manner and to the extent specified in Section 2.09(c).

           (iii) Excess Cash Flow. Not later than the date 60 days after the end of each Fiscal Quarter of the Borrower ending on or after May 31, 2001, the Borrower shall prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.09(d)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of 50% of Excess Cash Flow for such Fiscal Quarter, such prepayment and reduction to be effected in each case in the manner and to the extent specified in Section 2.09(c).

            (iv) Debt Issuance. Upon any Debt Issuance, the Borrower shall prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.09(d)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Cash Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in
        Section 2.09(c).

               (v) Notice. The Borrower shall give the Administrative Agent at least five Business Days' prior written notice of each prepayment of Advances (and/or provision of cover for Letter of Credit Liabilities) and reduction of Commitments required by this Section 2.09(b) stating the aggregate amount (or in the case of Section 2.09(b)(i), stating the approximate aggregate amount) thereof and the date on which the same shall be made; provided that failure by the Borrower to give such


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                                     - 45 -



        notice shall not relieve the Borrower of its obligation to make such prepayment of Advances (and/or provision of cover for Letter of Credit Liabilities) and reduction of Commitments.

               (c) Application of Prepayment Proceeds. Prepayments of Advances (and/or provision of cover for Letter of Credit Liabilities) and reductions of Commitments (each, a "Required Reduction") described in the above paragraphs of this Section 2.09 (other than in paragraph (b)(i) above) shall be effected as follows:

               (i) if the date of such Required Reduction falls on or before the Termination Date, the Commitments shall be automatically reduced in an amount equal to the amount of the Required Reduction (and to the extent that, after giving effect thereto, the Aggregate Financing Amount would exceed the Commitments, the Borrower shall, first, prepay Advances and, second, provide cover for Letter of Credit Liabilities as specified in
        Section 2.09(d), in an aggregate amount equal to such excess); and

            (ii) if the date of the Required Reduction falls after the Termination Date, the amount of the Required Reduction shall be applied to the installments of the Advances then outstanding pro rata in accordance with the amounts of such installments.

               (d) Cover for Letter of Credit Liabilities. In the event that the Borrower shall be required pursuant to this Section 2.09, or pursuant to Section 6.01, to provide cover for Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

               SECTION 2.10.  Increased Costs, Etc.

               (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost


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                                     - 46 -



to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then, if such costs are or will be charged to customers of such Lender generally, the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased costs setting forth in reasonable detail the calculations used in determining such increased costs, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this subsection (a), a Lender shall only be entitled to receive reimbursement for such increased costs to the extent incurred within 90 days prior to, and at any time after, the date on which such Lender gives to the Borrower a notice that an event has occurred as a result of which such increased costs will arise or a notice that the Borrower is obligated to pay increased costs, whichever first occurs.

               (b) If, due to either (i) the introduction of any change in or in the interpretation of any law or regulation occurring on or after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the 90th day prior to the date hereof, any Lender determines that there shall be any increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts setting forth in reasonable detail the calculations used in determining such amounts, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this subsection (b), a Lender shall only be entitled to receive reimbursement for such additional amounts pursuant to this subsection (b) to the extent incurred within 90 days prior to,


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                                     - 47 -



and at any time after, the date on which such Lender gives to the Borrower a notice that an event has occurred as a result of which such additional amounts will arise or a notice that the Borrower is obligated to pay such additional amounts, whichever first occurs.

               (c) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

               (d) Any Lender claiming any additional amounts payable pursuant to Section 2.10(a) and 2.10(b) shall, upon request from the Borrower delivered to such Lender and the Administrative Agent specifying an Eligible Assignee willing and able to assume and accept all such Lender's right and obligations under this Agreement and the other Loan Documents, assign, in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and the other Loan Documents to another Lender or an Eligible Assignee in consideration for (i) the payment by such assignee to the Lender of the principal of, and interest on, the Note or Notes of such Lender accrued to the date of such assignment, together with any and all other amounts owing to such Lender under any provision of this Agreement or the other Loan Documents accrued to the date of such assignment and (ii) the release of such Lender from any further liability hereunder. The processing and recordation fee required under
Section 8.07(a) shall be paid by the Borrower under this Section 2.10(d).

               SECTION 2.11. Illegality. Notwithstanding any other provisions of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, accompanied by an opinion of counsel to such Lender (which counsel may be in-house counsel) with respect to such illegality, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until


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the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

               SECTION 2.12.  Payments and Computations.

               (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, commitment fees or letter of credit fees ratably (other than amounts payable pursuant to Sections 2.10, 2.13 or 2.15) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, so long as an Event of Default shall have occurred and be continuing under Section 6.01(a) or the Advances shall have been declared or shall become due and payable in accordance with the last paragraph of Section 6.01, then the Administrative Agent will cause to be distributed all funds relating to the payment of principal or interest in respect of Advances received by the Administrative Agent from the Borrower ratably to the Lenders based on the Advances then outstanding. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

               (c) All computations of interest based on the Base Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the


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                                     - 49 -



Eurodollar Rate, of the commitment fees of the letter of credit fees and of the letter of credit Fronting fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.15 shall be made by a Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but (except to the extent provided in Section 2.01B(g)) excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.15 by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

               SECTION 2.13.  Taxes.

               (a) Any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by, or by any taxing authority of or in, Puerto Rico, the United States of America, any subdivision of either thereof, excluding, in the case of each Lender and the


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                                     - 50 -



Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes and/or the Support Documents (hereinafter referred to as "Other Taxes").

               (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

               (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under


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                                     - 51 -



the Notes, the Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

               (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.13(a).

               (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or 2.13(c) with respect to Taxes imposed by the United States; provided, however, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

               (g) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under Section 2.13(e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this


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Agreement to any assignee and such assignee shall be entitled to the same benefits under this Section 2.13 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

               (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

               SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.10, 2.13 or 2.15) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

               SECTION 2.15. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the


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remainder obtained by subtracting (i) the Eurodollar Rate for such Interest
Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

               SECTION 2.16. Use of Proceeds. The proceeds of each Advance shall be used by the Borrower (i) to finance payment of the Initial Distributions;
(ii) to finance working capital requirements of the Borrower and its Subsidiaries; (iii) to finance the construction and operation of personal communications, competitive access and telecommunications networks in Puerto Rico and the United States Virgin Islands by the Borrower and its Subsidiaries and (iv) for general corporate purposes.

                                   ARTICLE III

                              CONDITIONS OF LENDING

               SECTION 3.01. Conditions Precedent to Initial Advances. The obligation of each Lender to make its initial Advance, and the obligation of each Issuing Bank to issue its initial Letter of Credit, on the occasion of the initial Credit Extension hereunder is subject to the following conditions precedent:

               (a) The Administrative Agent shall have received the Notes payable to the order of each of the Lenders, respectively, duly executed by the Borrower.

               (b) The Lenders shall be reasonably satisfied with the organizational and legal structure and capitalization of the Borrower and each Subsidiary, including the terms and conditions of (i) the charter, bylaws, partnership agreement and other organizational documents, and each class of capital stock or other equity interest, of the Borrower and each Subsidiary, (ii) of each agreement or instrument relating to such structure (including, without limitation, intercompany tax sharing, cost sharing and management agreements) or capitalization and (iii) existing Debt (including, without limitation, equipment vendor financing) of the Borrower and each Subsidiary.



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               (c) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and CSI (including the accrued fees and disbursements of special New York counsel and special Puerto Rico counsel to the Administrative Agent and CSI).

               (d) The Administrative Agent shall have received the following, each dated the date of the initial Borrowing hereunder (unless otherwise specified) in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                      (i) With respect to each Credit Party that is a
               corporation, (A) a copy of the certificate or articles of incorporation, as amended, of such Credit Party, certified by the Secretary of State or other appropriate official of the jurisdiction of its organization as of a date reasonably near the initial Borrowing; (B) a certificate of the Secretary of the Borrower certifying (I) that attached thereto is a true and complete copy of the bylaws of each Credit Party as in effect on the date of such certificate and as in effect at all times since a date prior to the date of the resolutions described in item
               (II) below, (II) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of each Credit Party authorizing the execution, delivery and performance of such of the Loan Documents to which such Credit Party is a party, and each other document or instrument which is to be delivered by it in connection with this Agreement after the date hereof and (in the case of the Borrower) authorizing the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
               (III) that the certificate or articles of incorporation of the Credit Parties have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (A) above and (IV) as to the incumbency and specimen signature of each of the officers of each Credit Party executing the Loan Documents to which such Credit Party is to be a party, or any other document or instrument delivered in connection therewith; (C) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation and the jurisdiction doing business of each Credit Party as of a date reasonably near the initial Borrowing certifying that


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               (I) such Credit Party has paid all franchise taxes to the date of such certificate and (II) such Credit Party is duly incorporated, in good standing and authorized to engage in business, as the case may be, under the laws of the applicable jurisdiction; and
               (D) all documents evidencing other necessary corporate action and governmental and third party consents and approvals, if any, reasonably requested by any Lender through the Administrative Agent.

                   (ii) With respect to each Credit Party that is a partnership or other entity (other than a corporation), copies of the partnership agreement and other organizational document, together with such proof of authority, as shall be equivalent to those delivered pursuant to the foregoing clause (i) and as shall have been reasonably requested by the Administrative Agent or any Lender through the Administrative Agent.

                  (iii) The Subsidiary Guaranty duly executed and delivered by each Subsidiary of the Borrower.

                   (iv) The Holdings Pledge Agreement duly executed and delivered by Holdings.

                    (v) The Obligor Pledge Agreement duly executed and
               delivered by the Borrower and Lambda Communications, Incorporado.

                   (vi) The Puerto Rico Security Documents required by Section
               5.01(n) to be executed and delivered on the date of the initial Credit Extension duly executed and delivered by each Obligor stated to be a party thereto in proper form for filing, when such filing is required by applicable law, and the payment of all required documentary stamps, recording fees, taxes and all other costs and expenses relating to the filing and recordation of such Puerto Rico Security Documents.

                  (vii) A certificate of a Financial Officer of the Borrower, in substantially the form of Exhibit G, attesting that each of the Borrower and each of its Subsidiaries is Solvent after giving effect to the transactions contemplated hereby.

                 (viii) A Borrowing Base Certificate as at the date of the initial Borrowing hereunder.


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                   (ix) A certificate of a Financial Officer of the Borrower as to the matters set forth in clauses (i) and (ii) of Section 3.02(a) substantially in the form of Exhibit H hereto.

                    (x) A favorable opinion of Leavy Rosensweig & Hyman,
               special New York counsel for the Credit Parties, in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                   (xi) A favorable opinion of Lausell, Carlo & Goble, special
               Puerto Rico counsel for the Credit Parties, in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (xii) A favorable opinion of Fleischman & Walsh, special
               communications counsel for the Credit Parties, in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                 (xiii) A favorable opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (xiv) A favorable opinion of Fiddler, Gonzalez & Rodriguez, special Puerto Rico counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                   (xv) An acceptance of its appointment as agent for the
               service of process, in substantially the form of Exhibit K, duly executed and delivered by Centennial Cellular.

               (e)  The Lenders shall have received evidence


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                                     - 57 -



        satisfactory to them that all approvals of governmental authorities and regulatory bodies and third party consents (including, without limitation, all Telecommunications Approvals and any consents or approvals from the PRTC) that are necessary or desirable for the execution, delivery and performance by each Credit Party of each Loan Document to which it is a party, the consummation of the transactions contemplated thereby and the completion of the build-out, activation and operational capacity of the PCS System contemplated by Section 3.01(f) have been obtained by the Borrower and its Subsidiaries, are in full force and effect and have become final.

               (f) The Lenders shall have received evidence satisfactory to them that the build-out and activation of the PCS System has been completed and that the operational capacity of the PCS System is sufficient to provide service to at least 80% of the population of Puerto Rico.

               (g) The Lenders shall have received and be satisfied with the terms and conditions of the Interconnection Agreements, the Facilities Agreement and of each Marketing Agreement.

               (h) The Borrower will have Contributed Equity on the date of the initial Borrowing (after giving effect to any Initial Distribution to be made on such date) of not less than $55,000,000.

               (i) The Administrative Agent shall have received evidence that, by virtue of the Security Documents, and the filing or registration of all required documents and the taking of all other required action, it shall have for the benefit of the Lenders a perfected security interest in all of the Collateral to the extent then required by Section 5.01(n) subject to no equal or prior Lien.

               (j) The Administrative Agent shall have received the Century-ML Consent and Agreement entered into by the parties thereto.

               SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Credit


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Extension (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, the required for such Letter of Credit, the acceptance by the Borrower of the proceeds of such Borrowing and the issuance of such Letter of Credit pursuant to such request, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

               (i) The representations and warranties contained in Section 4.01 and in each other Loan Document are correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension, and to the application of the proceeds therefrom, as though made on and as of such date,

            (ii) No Default has occurred and is continuing, or would result from such Credit Extension or from the application of the proceeds therefrom,

           (iii) If such Credit Extension falls before the Borrowing Base Release Date, the Aggregate Financing Amount does not exceed the Borrowing Base (and the Borrower shall deliver to the Administrative Agent together with the relevant Notice of Borrowing or request for a Letter of Credit a Borrowing Base Certificate demonstrating that fact), and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

               SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Credit Extension specifying its objection thereto and, if such initial Credit Extension is a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.



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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

               (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued and is fully paid and non-assessable.

               (b) The execution, delivery and performance by each Obligor of each of the Loan Documents to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within the corporate or other powers of such Obligor, have been duly authorized by all necessary corporate or other action, and do not (i) contravene the charter, bylaws, partnership agreement or other organizational document of the Borrower or any of its Subsidiaries, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of its properties, or (iv) except as otherwise required by the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries. None of the Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is


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        reasonably likely to have a Material Adverse Effect.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, the FCC and the PRTRB) is required for the due execution, delivery and performance by the Obligors of any of the Loan Documents, or any Borrowing or request for a Letter of Credit hereunder or for the ownership or control by the Borrower of all Subsidiaries or for the ownership or control by any Subsidiary of any other Subsidiary, except for filings and recordings in respect of the Liens created pursuant to the Security Documents, each of which has been duly issued or obtained and is in full force and effect.

               (d) This Agreement is and the Notes and each other Loan Document to which any Obligor is a party when delivered hereunder will be, legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms, subject, in the case of enforceability, (i) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

               (e) The Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at May 31, 1996 and as at the date of the latest interim financial statements issued by the Borrower prior to the date hereof and the related Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year and interim period, respectively, then ended, copies of each of which have been furnished to each Lender, fairly present the Consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such respective dates and the Consolidated and consolidating results of operations of the Borrower and its Subsidiaries for the fiscal year and interim period ended on such respective dates, all in accordance with generally accepted accounting principles consistently applied, and since the later of the date of such interim financial statements or the date of the most recent financial statements of the Borrower delivered under Section 5.03(d), there has been no Material Adverse Change.


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               (f) The Consolidated and consolidating forecasted statements of income and cash flows of the Borrower and its Subsidiaries for each Fiscal Years ending May 31, 1997 through May 31, 2005, copies of which have been furnished to each Lender, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

               (g) No information, exhibit, report, document, certificate or written statement, including this Agreement, furnished in writing to any Lender by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained as of the date so furnished any untrue statement of a material fact or omitted as of the date so furnished to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information, exhibit, report or other written information is or is to be used, not misleading, nor did such information, exhibits, reports, documents, certificates and statements, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Borrower or officers of the Borrower which the Borrower has not disclosed to the Lenders in writing which in the reasonable judgment of the Borrower and such officers would have a Material Adverse Effect.

               (h) There is no pending or threatened action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that, if adversely determined, is reasonably likely to have a Material Adverse Effect or that purports to affect any Loan Document or any of the transactions contemplated thereby.

               (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no Credit Extension will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.



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               (j) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(f), 5.02(g) or 5.02(h) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any affiliate of any Lender relating to Debt will be Margin Stock.

               (k) Set forth on Schedule 4.01(k) hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof or thereof (as to each such Subsidiary) the jurisdiction of its organization, whether such Subsidiary is a corporation, partnership or other entity, the number, and class or type, of ownership interest issued by such Subsidiary (and, in the case of a corporation, the shares of each class of capital stock authorized and the number of such shares outstanding), on the date hereof, and the percentage of the outstanding ownership interest of each such class or type owned (directly or indirectly) by the Borrower and the number of shares or other ownership interest covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.

               Each such Subsidiary (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The outstanding capital stock of each Wholly Owned Subsidiary that is a corporation has been validly issued, is fully paid and non-assessable, and the ownership interests in all Subsidiaries held by the Borrower and its Subsidiaries is free and clear of all Liens, except those permitted by Sections 5.02(e) and (f).

               (l) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the


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        operations and properties of the Borrower and its Subsidiaries, the
        Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and, to the knowledge of the Borrower, no circumstances exist that could (i) form the basis of an Environmental Action against the Borrower, any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or
        (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (m) None of the properties of the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C. ss. 6991, are located on any property of the Borrower or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property.

               (n) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (o) The Borrower and its Subsidiaries are, and each of them is, Solvent.

               (p) As of the date hereof and as of the date of the initial Credit Extension, there exist no credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees or other instruments presently in effect (including, but not limited to, Capitalized Lease Obligations and Debt owed by the Borrower to Affiliates) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries other than Debt under the Loan Documents.


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               (q) There are no Liens of any nature whatsoever on any properties of the Borrower nor any Subsidiary other than (i) those permitted by
        Section 5.02(e) or 5.02(f) and (ii) nonconsensual Liens which could not, individually or in the aggregate, have a Material Adverse Effect.

               (r) None of the Borrower or any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate restriction, or restriction set forth in its respective partnership agreement or other organizational document, which is reasonably likely to have a Material Adverse Effect.

               (s) (i) The Borrower and each Subsidiary have filed all tax returns (Federal, State and local) required to be filed, and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof, and (ii) the Borrower and each Subsidiary have timely filed all reports and applications required by the FCC or the PRTRB, in each case except such filings the failure of which to file is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

               (t) The Borrower and each Subsidiary is in compliance with the requirements of all applicable laws, rules, regulations, orders and licensing requirements of all governmental authorities (including, without limitation, all Telecommunications Approvals) except to the extent that any such non-compliance could not have a Material Adverse Effect; and none of the Borrower or any Subsidiary is the subject of any outstanding citation, order or investigation by the FCC, the PRTRB or the PRPSC which could have a Material Adverse Effect, and no such citation, order or investigation, to the knowledge of the Borrower or any Subsidiary, is contemplated by the FCC or the PRTRB.

               (u) Neither the Borrower nor any ERISA Affiliate has either a Multiemployer Plan or a Plan, other than a Multiemployer Plan or a Plan to which the Majority Lenders have given their consent after the date hereof.

               (v) All of the material properties, equipment and systems owned, leased or managed by the Borrower and its Subsidiaries are, and (to the best knowledge of the Borrower) all such property, equipment and systems to be


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        acquired or added in connection with any contemplated system expansion or construction will be, in all material respects, in good repair, working order and condition and are and will be in compliance with all terms and conditions of all Telecommunications Approvals and all standards or rules imposed by the FCC or the PRTRB, or as imposed under any agreements with telephone companies and customers, except for any such non-compliance that could not result in a Material Adverse Effect.

               (w) Each of the Borrower and its Subsidiaries has obtained all material Telecommunications Approvals necessary or desirable for the conduct of its business and operations as currently or as proposed to be conducted.

               Schedule 4.01(w) attached hereto accurately and completely lists all Telecommunications Approvals granted or assigned to the Borrower or any Subsidiary, or under which the Borrower and its Subsidiaries have the right to operate Telecommunications Networks on the date hereof. The Telecommunications Approvals listed on said Schedule 4.01(w) include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of the Telecommunications Networks of the Borrower and its Subsidiaries, and the conduct of the business of the Borrower and its Subsidiaries with respect to such Telecommunications Networks, as now conducted or proposed to be conducted. The Telecommunications Approvals listed in said Schedule 4.01(w) are issued in the name of a License Subsidiary are on the date hereof validly issued and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Telecommunications Approvals, and the Borrower and its Subsidiaries will have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

               No event has occurred and is continuing which could (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any Telecommunications Approvals or (ii) materially and adversely affect any rights of the Borrower or any of its Subsidiaries thereunder; the Borrower has no reason to believe and has no knowledge that the Telecommunications Approvals presently held by the Borrower or any of its Subsidiaries will not be renewed in the ordinary course; and


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        each of the Borrower and its Subsidiaries has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, the construction and activation of their Telecommunications Networks in Puerto Rico in compliance with all applicable technical standards and construction requirements and deadlines. The current ownership and operation by each of the Borrower and its Subsidiaries of such Telecommunications Networks complies with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC, the PRTRB or any other governmental authority, except for such non-compliance that could not result in a Material Adverse Effect.

               (x) The Borrower and each Subsidiary is in compliance in all material respects with the requirements of the Interconnection Agreements, the Facilities Agreement and the Marketing Agreements. The Borrower and each Subsidiary is in compliance in all material respects with the requirements of (and no default has occurred under) all other contracts, agreements, indentures, mortgages, leases and other instruments binding on it or its property, assets or operations the violation of which could have a Material Adverse Effect.

               (y) The Borrower and its Subsidiaries own and have on the date hereof good and marketable title (subject only to Liens permitted by Section 5.02(a)) to the properties and assets shown to be owned in the financial statements referred to in Section 4.01(e) (other than properties and assets disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 5.02(e)). The Borrower and its Subsidiaries own and have on the date hereof good and marketable title to, and enjoy on the date hereof peaceful and undisturbed possession of, all properties and assets (subject only to Liens permitted by Section 5.02(a)) that are necessary for the operation and conduct of its business and presently and as proposed to be conducted.

               (z) Set forth on Schedule 4.01(z) attached hereto is a list, as of the date hereof, of all Collateral (excluding (i) all items of equipment each of which has a value of less than $100,000 and (ii) all accounts receivable), indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.


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            (aa) Each Obligor is the sole beneficial owner of the Collateral in which it will purport to grant a security interest under the Security Documents to which it is or will be a party. The pledge and security interests to be created by the Security Documents will, at the time of the initial Borrowing and at all times thereafter, constitute a first priority perfected pledge and security interest in and to all of such Collateral, all to the extent required by Section 5.01(n).

            (bb) The Capital Stock of each Obligor represented by the certificates listed on Schedule 4.01(bb) attached hereto is duly authorized, validly existing, fully paid and non-assessable and none of such Capital Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective issuer of such Capital Stock, upon the transfer of such Capital Stock (except for any such restriction contained in a Loan Document). Such Capital Stock constitutes all of the issued and outstanding shares of capital stock of any class of the issuer thereof. Said Schedule 4.01(bb) correctly identifies, as at the date hereof, the respective issuers of such Capital Stock, the respective class and par value of the shares comprising such Capital Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

            (cc) Schedules 4.01(cc) -1, -2 and -3 hereto, respectively, set forth under the name of each Obligor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, that are listed in Schedule 4.01(cc)-4 hereto, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Schedules 4.01(cc) -1, -2 and -3, and all registrations listed in said Schedules 4.01(cc) -1, -2 and -3 are valid and in full force and effect; except as may be set forth in said Schedule 4.01(cc)-4, such Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks. Said
        Schedule 4.01(cc)-4 sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof. To such Obligor's knowledge, (i) except as set forth in said Schedules 4.01(cc)-4, there is no violation by others of any right of


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        such Obligor with respect to any Copyright, Patent or Trademark listed in said Schedules 4.01(cc) -1, -2 and -3, respectively, under the name of such Obligor and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Obligor or, to such Obligor's knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in said Schedule 4.01(cc)-4. Such Obligor does not own any Trademarks to which the last sentence of the definition of Trademark Collateral applies.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

               SECTION 5.01. Affirmative Covenants. So long as any Advance or any other amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit shall be outstanding, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

               (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, orders and licensing requirements, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and by appropriate proceedings and with respect to which adequate reserves for payment have been established.

               (b) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

               (c) Corporate Existence and Approvals. Obtain, preserve and maintain, and cause each Subsidiary to obtain, preserve and maintain (i) its corporate existence, rights, franchises (including
        Telecommunications Approvals) and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to


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        qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, nothing herein contained shall prevent any merger or consolidation permitted by Section 5.02(d) and (ii) all approvals, authorizations, licenses, franchises (including Telecommunications Approvals) and other permissions of all governmental, judicial, regulatory and other agencies and authorities necessary to enable the Borrower and each Subsidiary to operate and maintain its property, business and operations as the same is currently being carried on or as it may hereafter be carried on in accordance with the Loan Documents.

               (d) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

               (e) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), reflecting all financial transactions of the Borrower and each such Subsidiary.

               (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, to the extent that the management of the Borrower in its reasonable business judgment deems such maintenance and preservation necessary or reasonably useful in the proper conduct of the business of the Borrower and such Subsidiary, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and at all times do or cause to be done, and cause each Subsidiary to do or cause to be done, all things necessary to obtain, preserve,


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        renew and keep in full force and effect all franchises (including
        Telecommunications Approvals), licenses, patents, copyrights, trademarks, service marks or trade names material to the conduct of its businesses.

               (g) Maintenance of Corporate Separateness. Conduct its business and operations and the business and operations of each Subsidiary separately from that of all other Persons (including, without limitation, Affiliates of the Borrower), including, without limitation,
        (i) not commingling funds or other assets of the Borrower or any Subsidiary with the funds or other assets of any such other Person; (ii) maintaining separate corporate and financial records and observing all corporate formalities for the Borrower and each Subsidiary; (iii) causing each Subsidiary to pay its liabilities from its assets or from the assets of the Borrower or another Subsidiary; and (iv) causing each Subsidiary to conduct its dealings with third parties in its own name and as a separate and independent entity.

               (h)  Certain Obligations Respecting Subsidiaries.

                    (i) Subsidiary Guarantors. In the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary after the date hereof, the Borrower will cause such new Subsidiary:

                      (x) to execute and deliver to the Administrative Agent an
               instrument in the form of Annex 1 to the Subsidiary Guaranty (and, thereby, to become a party to the Subsidiary Guaranty as a "Guarantor" thereunder);

                      (y) to take such action (including, without limitation,
               delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens, consistent with Section 5.01(n) and the provisions of the Security Documents, on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary under the Subsidiary Guaranty, and to execute and deliver such supplemental Security Documents as the Administrative Agent shall request; and

                      (z) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other


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                                     - 71 -



               documents as is consistent with those delivered by the Borrower pursuant to Section 3.01 hereof or as the Administrative Agent shall have reasonably requested.

                   (ii) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, or the Borrower or any of its Subsidiaries shall otherwise acquire the shares of any Subsidiary, the Borrower agrees forthwith to deliver (or cause to be delivered) to the Administrative Agent pursuant to the Obligor Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Obligor Pledge Agreement.

                  (iii) Certain Restrictions. The Borrower will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, other than any such prohibition or restraint (x) arising pursuant to an indenture, agreement, instrument or other arrangement providing for Liens permitted by Section 5.02(a), so long as such prohibition or restraint shall only cover the Property that is subject to such Lien and no other Property,
        (y) set forth in any agreement providing for the disposition of Property (so long as such prohibition or restraint relates only to such Property to be disposed of) or (z) set forth in any of the Loan Documents.

               (i) Pro-Forma Debt Service Coverage Ratio. Maintain a Pro-Forma Debt Service Coverage Ratio of not less than
        1.05:1 at all times on and after May 31, 2000.

               (j)  Leverage Ratio.  Maintain, as of the last day of


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                                     - 72 -



        each Fiscal Quarter whose last day occurs during any period set out below, a Leverage Ratio less than the ratio set out below next to such period:


               Period                                                               Ratio
               -------                                                              -----
           from June 1, 1998 through November 30, 1998                             13.00:1
           from December 1, 1998 through May 31, 1999                              10.00:1
           from June 1, 1999 through November 30, 1999                              8.00:1
           from December 1, 1999 through February 28, 2000                          7.00:1
           from March 1, 2000 through May 31, 2000                                  6.00:1
           from June 1, 2000 through November 30, 2000                              5.00:1
           from December 1, 2000 and thereafter                                     4.00:1


               (k) Interest Coverage Ratio. Maintain, as of the last day of each Fiscal Quarter whose last day occurs during any period set out below, an Interest Coverage Ratio not less than the ratio set out below next to such period:

               Period                                                                Ratio
               ------                                                                ------
           from December 1, 1998 through May 31, 1999                               1.05:1
           from June 1, 1999 through November 30, 1999                              1.50:1
           from December 1, 1999 through February 28, 2000                          1.75:1
           from March 1, 2000 through May 31, 2000                                  2.00:1
           from June 1, 2000 through November 30, 2000                              2.25:1
           from December 1, 2000 and thereafter                                     2.50:1

               (l) Subscriber Levels. Maintain, as of each date specified below, a number of Subscribers not less than the number set out below next to such date:

              Period                                           Level

             August 31, 1997                                  10,000
             November 30, 1997
             25,000
             February 28, 1998
             35,000
             May 31, 1998
             45,000
             August 31, 1998

               and at all times thereafter                    55,000


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                                     - 73 -




               (m) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its property to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the of Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (n) Collateral; Consents. As and to the extent set forth below in this paragraph (n), each Obligor will grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the items of Property referred to below. Such Liens shall constitute valid and enforceable perfected liens superior to and prior to the rights of all other persons and subject to no other Liens other than Liens permitted by Section 5.02(a). The Puerto Rico Security Documents or other instruments related thereto shall be duly recorded or filed at the times set forth below in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent, for the benefit of the Lenders, and all taxes, fees and other charges payable in connection therewith shall be paid in full at such times:

                      (i)  At the time of the initial Credit Extension:

                             (A)  all switches and related equipment of
                      the Obligors connecting the Telecommunications Networks to the facilities of PRTC;

                             (B) the Facilities Agreement, the Interconnection
                      Agreements, all office leases to which any Obligor is a party, and all other material agreements to which any Obligor is a party;


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                             (C)  all outstanding capital stock issued by
                      any Obligor;

                             (D)  all items listed on Schedules 4.01(cc)
                      -1, -2 and -3; and

                             (E)  all leases for cell sites to which any
                      Obligor is a party; and

                   (ii) At the earlier of the date that the Uniform Commercial
               Code of Puerto Rico (the "PRUCC") becomes effective or July 31, 1997: all Collateral comprised of equipment, inventory and accounts receivable, and all other Collateral in which a security interest may be created and perfected under the PRUCC without undue cost or burden.

        Further, the Borrower agrees to use commercially reasonable efforts to obtain the PRTC Consent and Agreement and such other consents, estoppels and other agreements from landlords and other counterparties under leases and other agreements as are contemplated by the Puerto Rico Security Documents as promptly as practicable after the initial Credit Extension hereunder.

               (o) Additional Puerto Rico Security Documents. As and to the extent requested from time to time by the Administrative Agent or the Majority Lenders, the Borrower shall cause each Obligor operating in Puerto Rico to grant to the Administrative Agent, for the benefit of the Lenders, a Lien in respect of any Collateral held by such Obligor not otherwise covered by the Puerto Rico Security Documents (collectively, the "Additional Puerto Rico Security Documents"). Such Lien shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected liens superior to and prior to the rights of all other persons and subject to no other Liens except for Liens permitted by Section 5.02(a). The Additional Puerto Rico Security Documents or other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent, for the benefit of the Lenders, required to be granted pursuant to the Additional Puerto Rico Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in


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                                     - 75 -



        full.

               (p) Facilities Agreement. The Borrower agrees (i) to request under Section 1 of the Facilities Agreement to lease such additional capacity, cable and fibers on the Fiber Network (as defined therein) as may be necessary, in the reasonable commercial judgment of the Borrower, for the operation of the Telecommunications Networks, (ii) to notify the Administrative Agent of any failure of either other party thereto to comply with its obligations thereunder in any material respect and (iii) to take such action, if any, as may be reasonably requested by the Majority Lenders in their reasonable commercial judgment to enforce its rights and remedies against such other party in respect of any such failure to comply with such obligations in any material respect provided that any such action shall not be prohibited by law or by the Facilities Agreement.

               SECTION 5.02. Negative Covenants. So long as any Advance or any other amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether personal or real, and whether tangible or intangible, now owned or hereafter acquired, or sign or file, or permit any Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any Subsidiary as debtor, or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any Subsidiary to assign, any right to receive income, excluding, however, from the operation of the foregoing restrictions, Liens:

                      (i) for taxes, assessments or governmental charges or
               levies on property of the Borrower or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

                   (ii)  imposed by law, such as carrier's,


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                                     - 76 -



               warehouseman's and mechanic's liens and other similar liens arising in the ordinary course of business;

                  (iii) arising out of pledges or deposits under worker's
               compensation laws or similar legislation, arising in the ordinary course of business;

                   (iv) constituting easements, rights of way and other
               encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

                      (v) arising in connection with Permitted Vendor Financing and encumbering only the assets, thereby acquired by the Borrower or any Subsidiary;

                   (vi)  securing Capitalized Lease Obligations
               permitted by Section 5.02(c) and encumbering only the assets leased; or

                  (vii) constituting purchase money Liens on or in property
               acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition; provided that the Debt secured thereby does not exceed the purchase price thereof;

        provided, however, the aggregate principal amount of the Debt secured by the Liens referred to in clauses (vi) and (vii) shall not exceed $5,000,000 at any one time outstanding.

               (b) Debt. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt, except

                    (i)  Debt under the Loan Documents;

                   (ii) Debt owing by a Subsidiary to the Borrower or to another Subsidiary;

                  (iii)  Debt secured by any Lien permitted by
               Section 5.02(a)(vi) or (vii);


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                                     - 77 -



                   (iv)  Permitted Vendor Financing;

                      (v) Debt consisting of (A) guarantees by endorsement of
               negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (B) guarantees by the Borrower of the obligations of any Subsidiary;

                   (vi) Subordinated Debt in an aggregate principal amount not exceeding $50,000,000 at any time outstanding; provided that at the time of incurrence thereof (and after giving effect thereto)
               (x) no Default shall have occurred and be continuing and (y) on a pro forma basis, the Borrower would be in compliance with Section 5.01(j) if such Subordinated Debt was outstanding on the last day of the Fiscal Period ending on or most recently ended prior to the date of such incurrence and Sections 5.01(i), 5.01(j) and 5.01(k) if such Subordinated Debt was outstanding throughout the period of four Fiscal Quarters ending on such date;

                  (vii)  Tax-Advantaged Debt; or

                 (viii) other Debt in an aggregate principal amount not
               exceeding $5,000,000 at any time outstanding.

               (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of other real or personal property of any kind under operating leases having a term of one year or more which would cause the aggregate direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $5,000,000.

               (d) Mergers, Etc. Merge or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit or cause any of its Subsidiaries to do so, except that (i) any of its Wholly-Owned Subsidiaries (other than a License Subsidiary) may merge or consolidate with or into, or dispose of assets to, or acquire assets of, any of its other Wholly-Owned


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        Subsidiaries and (ii) any of its Subsidiaries (other than a License
        Subsidiary) may merge into, or dispose of assets to, the Borrower, provided in each case that, immediately prior to and after giving effect to such transaction, no event shall have occurred or be continuing which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default and in the case of any such merger to which such Borrower is a party, such Borrower is the surviving corporation.

               (e) Sales, Etc. of Assets. Sell, assign, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, assign, lease, transfer or otherwise dispose of, any of its assets, including (without limitation) substantially all assets constituting the business of a division, branch or other unit operation, except:

                    (i) for sales of assets for cash in the ordinary course of its business,

                   (ii) for disposition of obsolete equipment no longer needed in the conduct of the Borrower's or such Subsidiary's business,

                  (iii) in a transaction permitted by subsection (d) of this Section 5.02.

               (f) Investments in Other Persons. On or after the date hereof make, or permit any Subsidiary to make, any Investment in any Person (including, but not limited to, its officers and employees) other than Permitted Investments.

               (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing, except that, in compliance with all applicable requirements of law, (i) any Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Borrower or to other Subsidiaries, (ii) the Borrower may declare and deliver distributions payable only in common stock of the


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        Borrower and (iii) the Borrower may declare and pay cash dividends to
        Holdings as follows:

                      (x)  the Borrower may pay the Initial
               Distributions,

                      (y) if (both immediately before and immediately after
               giving effect thereto) no Default shall have occurred and be continuing, the Leverage Ratio is less than 5.0:1 and the Borrower would be in compliance with the requirements of Sections 5.01(i), 5.01(j) and 5.01(k) hereof (determined on a pro forma basis under the assumption that Debt in an amount equal to the amount of such dividend had been incurred at the beginning of, and had remained outstanding during, the relevant Fiscal Period for which such requirements are calculated), the Borrower may pay dividends in any Fiscal Quarter in an aggregate amount not exceeding 50% of Excess Cash Flow for the immediately preceding Fiscal Quarter, and

                      (z) if (both immediately before and immediately after
               giving effect thereto) no Default shall have occurred and be continuing, the Borrower may pay dividends in an aggregate amount not exceeding the Net Cash Proceeds of an Equity Issuance received by the Borrower on or before the date falling 30 days prior to the payment of such dividends.

               (h) Change in Fiscal Year or Charter Amendment. Change, or permit any Subsidiary to change, its fiscal year from the Fiscal Year or amend, or permit any Subsidiary to amend, its certificate of incorporation or bylaws.

               (i) Nature of Business. Engage, or permit any Subsidiary to engage, in any business other than owning and operating Telecommunications Networks; or permit any License Subsidiary to engage in any line or lines of business activity other than holding Telecommunications Approvals; or permit the Telecommunications Approvals to be held in the name of any Person other than a License Subsidiary.

               (j) Transactions with Affiliates. Engage, or permit any Subsidiary to engage, in any transaction with an Affiliate (other than a Subsidiary) of the Borrower on terms less favorable to the Borrower or such Subsidiary than would be obtainable at the time in comparable transactions of the


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        Borrower or such Subsidiary with Persons not Affiliates; or, without limiting the generality of the foregoing, engage, or permit any Subsidiary to engage, in any transaction with Century-ML or any Affiliate of Century-ML (other than the Borrower or any Subsidiary of the Borrower) on terms less favorable to the Borrower or such Subsidiary than would be obtainable at the time in comparable transactions of the Borrower or such Subsidiary with Persons not Affiliates.

               (k) Restriction on Negative Pledges. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien of any nature upon any of its property or assets in favor of the Administrative Agent and the Lenders other than in connection with any Debt permitted by Section 5.02(b)(iii) or 5.02(b)(iv) to the extent such agreement is applicable only to the property on which a Lien is permitted under Section 5.02(a)(v), (vi) or
        (vii).

               (l) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

               (m) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Debt, provided that any such required prepayment or redemption does not require the Borrower to pay any "make-whole" or other premium in connection with such prepayment or redemption.

               (n) Amendments to Certain Documents. Amend, modify or change, or agree to any amendment, modification or change, of any term or condition of, or give any consent, waiver or approval under, (i) any agreement, instrument or other document governing or evidencing any Permitted Vendor Financing or Subordinated Debt, (ii) the Interconnection Agreements, (iii) any Marketing Agreement, (iv) the Consent and Agreements or (v) the Facilities Agreement.

               (o)  Issuance of Stock.  The Borrower will not suffer


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        or permit any Subsidiary, directly or indirectly, to issue any stock of such Subsidiary, except (a) to the Borrower, (b) to a Wholly Owned Subsidiary of the Borrower or (c) to qualified directors if and to the minimum extent required by applicable law.

               (p) Management Fees. The Borrower will not, and will not permit any of its Subsidiaries to, pay management or consulting fees to Holdings, Century-ML or their respective Affiliates other than (i) reimbursement to Holdings of actual out-of-pocket expenses to the extent incurred for the direct and exclusive benefit of the Borrower and its Subsidiaries that in any case do not exceed (x) $500,000 per Fiscal Year from the period from the date hereof through May 31, 2000 and (y) $1,000,000 per Fiscal Year thereafter and (ii) under the Facilities Agreement and any Marketing Agreement.

               SECTION 5.03. Reporting Requirements. So long as any amount hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish to the Administrative Agent for distribution to the Lenders:

               (a) as soon as possible and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

               (b) as soon as available and in any event within 20 days after the end of each calendar month, a Consolidated and consolidating statement of revenues for the Borrower and its Subsidiaries for such month, and of the Subscribers of the Borrower and its Subsidiaries as at the last day of such month;

               (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated and consolidating statements of operations, statements of retained earnings and statements of cash flows of such Persons for such quarter and for the period commencing at the end of the previous Fiscal Year and ending


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        with the end of such quarter, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e);

               (d) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of such Persons in each case as at the end of such Fiscal Year and the related Consolidated and consolidating statements of operations, statements of retained earnings and statements of cash flows of such Persons for such Fiscal Year, which Consolidated financial statements of the Borrower and its Subsidiaries shall have been duly certified by Deloitte & Touche or other independent certified public accountants of recognized standing reasonably acceptable to the Majority Lenders which certificate shall be accompanied by a statement of such accounting firm to the Administrative Agent stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing came to their attention that caused them to believe the Borrower was not in compliance with Section 5.01, insofar as such Section relates to accounting matters, and which other financial statements shall have been duly certified by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e);

               (e) concurrently with any delivery of financial statements under clause (c) or (d) above, a Compliance Certificate as at the end of (and for) the respective Fiscal Periods covered by such financial statements;

               (f) promptly after the commencement thereof, notice of all actions, suits and proceedings of the type described in Section 4.01(h) before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and notice of an adverse development in any such action, suit or proceeding (including any such


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        action, suit or proceeding in existence on the date hereof);

               (g) promptly after the sending thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Subsidiary sends to its stockholders;

               (h) promptly after the filing thereof, copies of all regular, periodic and special reports, and all registration statements, which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, with any national securities exchange or with the FCC or the PRTRB;

               (i) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any Subsidiary files under ERISA with the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower or any Subsidiary receives from such Corporation or Department;

               (j) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a report identifying any Telecommunications Approval that has been lost, surrendered or canceled during such period, and within 10 Business Days of the receipt of the Borrower or any of its Subsidiaries of notice that any Telecommunications Approval has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by the Borrower or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of the Borrower and its Subsidiaries);

               (k) within 15 days after any change occurs with respect to any information regarding any Subsidiary contained in the most recent schedule furnished under this Section 5.03(j) or, if no such schedule has been furnished, in Schedule 4.01(k), a schedule, in substantially the form of Schedule 4.01(k), setting forth as of the date such schedule is furnished the information described in the first sentence of Section 4.01(k);

               (l) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, a Borrowing Base Certificate as at the last day of such Fiscal Quarter.



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               (m) the receipt of any notice from the FCC or the PRTRB of the imposition of any forfeiture against the Borrower or any of its Subsidiaries or the designation of a hearing or the initiation of any proceeding which could result in the expiration without renewal, termination, revocation, suspension, modification or impairment of any Telecommunications Approval now or hereafter held by the Borrower or any of its Subsidiaries;

               (n) to the extent the Borrower has knowledge thereof, notice of the enactment or promulgation, or the impending enactment or promulgation, after the date hereof of any Federal, state or local statute, regulation or ordinance, or judicial or administrative decision or order, relating to the cellular telephone, mobile radio telephone, personal communication, local exchange or competitive access service industries generally or affecting the Borrower or any of its Subsidiaries specifically that could reasonably be expected to have a Material Adverse Effect; and

               (o) such other information respecting the business or properties or the condition or operations, financial or otherwise, of the Borrower or any Subsidiary, as the Administrative Agent or any Lender may from time to time reasonably request.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

               SECTION 6.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

               (a) The Borrower shall (i) fail to pay or prepay any principal of any Advance or Reimbursement Obligation when the same becomes due and payable or (ii) fail to pay any other amount hereunder when the same becomes due and payable and, in the case of this clause (ii), such failure shall continue unremedied for three or more Business Days; or

               (b) Any representation or warranty made or deemed made by any Credit Party in or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c)    (i)  The Borrower shall fail to perform or observe


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        any term, covenant or agreement contained in Section 5.02
        (other than Section 5.02(h) or (l)) or 5.03(a); or

               (ii) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, other than those listed in subsections (a) or
        (c)(i) above, if such failure shall remain unremedied for 30 days after the earlier of (A) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender and (B) the Borrower's knowledge of such failure; provided that a breach by the Borrower of any or all of its financial covenants set forth in Sections 5.01(i), (j) or (k) may be cured (and thus shall be deemed not to have occurred) if, within five Business Days after the occurrence of such breach, the Borrower shall have received from an Eligible Equity Contributor capital contributions in the form of cash or Approved Telecommunications Properties (whether or not in connection with the issuance by the Borrower to such Eligible Equity Contributor of additional shares of its capital stock) which, if such capital contributions had been received by the Borrower prior to the last day of the Fiscal Period with respect to which the Borrower has breached any such financial covenants, would have resulted in the Borrower's compliance with all such covenants whether or not so breached (deeming, for the purpose of this determination, any such cash capital contributions received from such Eligible Equity Contributor to be an addition to the net income component of EBITDA of the Borrower and its Subsidiaries for such Fiscal Period); provided further, however, that the cure mechanism described in this subclause (c) shall not be available to the Borrower (x) more than four times during the term of this Agreement or (y) to cure the breach of any financial covenant occurring as of the last day of any Fiscal Period if such provision was availed of to cure any such breach of financial covenant occurring as of the last day of the immediately preceding Fiscal Period; or

               (d) Any Credit Party fails to observe, perform or comply with any of its other agreements or covenants in, or provision of, any Loan Document to which it is a party, and such default or breach continues for a period of 30 days after there has been given to the Borrower by the Administrative Agent, or to the Borrower and the Administrative Agent by any Lender, a written notice specifying such default or breach and requiring it to be


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        remedied and stating that such notice is a "Notice of
        Default" hereunder; or

               (e) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, and the aggregate amount of all such Debt with respect to which any such failure shall have occurred and be continuing shall equal or exceed $5,000,000 (such Debt in such aggregate amount being referred to herein as "Material Debt"); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (f) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (g) (i) Century-ML shall suffer the cancellation, non-renewal or adverse modification of any one or more approvals, authorizations, licenses, franchises or other permissions of any governmental, judicial, regulatory or other agencies if such cancellation, non-renewal or adverse modification renders the continued performance by it of its obligations under the Facilities Agreement unlawful, or the Facilities Agreement shall be terminated, shall expire or shall be materially adversely modified, unless the Borrower


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        shall have secured alternative arrangements satisfactory to the Majority
        Lenders to substitute for benefits provided by the Facilities Agreement for the operation by the Borrower of the Telecommunications Networks or
        (ii) either Interconnection Agreement shall be revoked or terminated, shall expire or shall be materially adversely modified, unless the Borrower shall have secured alternative arrangements satisfactory to the Majority Lenders to substitute for the benefits of such Interconnection Agreement for the operation by the Borrower of the Telecommunications Networks; or

               (h) Any Obligor shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Bankruptcy Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or consented to by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (h); or

               (i) Any material provision of any Loan Document shall for any reason cease to be binding on or enforceable against the respective Credit Party party thereto; or

               (j)  There shall occur any Material Adverse Change; or

               (k) Any ERISA Event shall have occurred with respect to a Plan and the sum of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of


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        ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

               (l) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability, exceeds $5,000,000 or requires payments exceeding $5,000,000 per annum; or

               (m) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000; or

               (n) The Borrower or any Subsidiary shall suffer the cancellation, non-renewal or adverse modification of any one or more Telecommunications Approvals, provided, however, that such a cancellation, non-renewal or adverse modification shall not constitute an Event of Default if (i) the cancellation, non-renewal or adverse modification is not reasonably likely to have a Material Adverse Effect, or (ii) in the instance of a cancellation, non-renewal or expiration, an application for reinstatement, renewal or extension has been duly made by the Borrower or the Subsidiary concerned and is being diligently pursued by the Borrower or such Subsidiary and the Borrower or such Subsidiary is not prohibited by a final order of a court of competent jurisdiction from continuing to provide service under such Telecommunications Approval during the pendency of such application and such Telecommunications Approval has not been granted to another Person, or (iii) in the instance of a cancellation, the Borrower or the Subsidiary concerned is not prohibited by final order of a court of competent jurisdiction from continuing to provide service under such


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        Telecommunications Approval, and such Telecommunications
        Approval has not been granted to another Person; or

               (o) The Lien created by any Security Document shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 5.02(a) hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Support Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Credit Party; or

               (p) Any Change of Control (under and as defined in the Senior Notes Indenture as in effect on the date hereof) shall occur and be continuing, or Century Communications Corp. and Citizens Utilities Company (or Subsidiaries of either of the foregoing) shall cease to hold in the aggregate Voting Stock of Centennial Cellular carrying at least 51% of the Voting Power of all Voting Stock of Centennial Cellular, or Centennial Cellular (or its Subsidiaries) shall cease to hold in the aggregate at least Voting Stock of Holdings carrying at least 51% of the Voting Power of all Voting Stock of Holdings, or Holdings (or its Subsidiaries) shall cease to hold in the aggregate Voting Stock of the Borrower carrying at least 51% of the Voting Power of all Voting Stock of the Borrower; or

               (q) The Borrower and its Subsidiaries fail to maintain operational capacity of the PCS System sufficient to provide service to at least 80% of the population of Puerto Rico for a period of 45 or more consecutive days;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Commitment of each Lender to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any


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kind, all of which are hereby expressly waived by the Borrower; provided, however, in the event of an Event of Default referred to in paragraph (h) of this Section 6.01, (A) the Commitment of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

               In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Advances and all other amounts payable by the Borrower hereunder and under the Notes to be due and payable), the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in paragraph (g) or (h) of this Section 6.01 with respect to the Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate Face Amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in Section
6.02 hereof.

               SECTION 6.02.  Collateral Account.

               (a) The Borrower hereby establishes with the Administrative Agent a separate cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time such amounts as required to be paid to the Administrative Agent under Section 2.09(d) hereof and the last paragraph of
Section 6.01 hereof.

               (b) As collateral security for the prompt payment in full when due (whether at stated maturity, upon mandatory or optional prepayment, pursuant to requirements for cash collateral or otherwise) of the Reimbursement Obligations, interest thereon, and all obligations of the Borrower under the Letter of Credit Documents relating to Letters of Credit and under Section 6.02(f) hereof (whether or not then outstanding or due and payable) (such obligations being herein collectively called the "Secured Obligations"), the Borrower hereby pledges and grants to the


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Administrative Agent, for the benefit of the Issuing Banks, the Lenders and the
Administrative Agent as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Secured Obligations until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section 6.02.

               (c) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Borrower shall determine in its sole discretion, provided that (i) failing receipt by the Administrative Agent of instructions from the Borrower, the Administrative Agent may invest and reinvest such amounts as the Administrative Agent shall determine in its sole discretion and (ii) the approval of the Administrative Agent shall be required for the investments and reinvestments to be made during any period while a Default has occurred and is continuing. All such investments and reinvestments shall be held in the name and be under the control of the Administrative Agent.

               (d) If an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, if instructed by the Majority Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Secured Obligations due and payable.

               (e) If (i) no Default has occurred and is continuing and (ii) all of the Secured Obligations have been paid in full but Letters of Credit remain outstanding, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the Face Amount of all outstanding Letters of Credit. When all of the Secured Obligations shall have been paid in full and all Letters of Credit have expired or been terminated, the Administrative Agent shall promptly deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the


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balances remaining in the Collateral Account.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

               SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law. The Administrative Agent agrees to give each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

               SECTION 7.02. Administrative Agents' Reliance, Etc. None of the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or for any financial projection


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or other information furnished by the Borrower before or after the execution of this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 7.03. The Administrative Agent and its Affiliates. With respect to its Commitment and the Advances made by it and the Notes issued to it, the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agents and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent was not the Administrative Agent and without any duty to account therefor to the Lenders.

               SECTION 7.04.  Lender Credit Decision.

               (a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit


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decisions in taking or not taking action under this Agreement.

               (b) Without limiting the foregoing, each Lender acknowledges that the Administrative Agent is not responsible for the forecasts and projections received from time to time by such Lender whether or not such forecasts or projections were prepared by the Borrower, any other Obligor, the Administrative Agent or any other party or based on information provided by any such party. The Administrative Agent makes no representation or warranty whatsoever as to the truth, accuracy or content of the information contained therein.

               SECTION 7.05. Indemnification by Lenders. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then owing to each of them (or if no Notes are at the time outstanding or if any Notes are held by persons which are not Lenders ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from gross negligence or willful misconduct on the part of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, or in connection with any refinancing or restructuring of the credit arrangements provided pursuant to the Loan Documents, including, without limitation, in the nature of a workout or of any insolvency or bankruptcy proceedings to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

               SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed


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at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent so long as all of the long-term public senior debt securities of such successor Administrative Agent are rated at least "BBB-" by Standard & Poor's Corporation or "Baa3" by Moody's Investors Service, Inc. at the time of its acceptance of appointment as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000 and all of whose long-term public senior debt securities are rated at least "BBB-" by Standard & Poor's Corporation or at least "Baa3" by Moody's Investors Service, Inc. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

               SECTION 7.07. Amendments to Loan Documents. Except as otherwise provided in Section 8.01 with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Support Documents) (i) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, (ii) agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the


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Majority Banks thereto), (iii) alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or
(iv) release any Guarantor under the Subsidiary Guaranty from its guarantee obligations thereunder, except that no such consent shall be required to, and the Administrative Agent shall, release any collateral or otherwise terminate any Lien covering Property (and to release any such Guarantor) that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

               SECTION 7.08. Co-Agents. Without limiting any of their obligations hereunder as Lenders, none of the Persons identified as a "Co-Agent" on the cover page hereof shall have any rights or obligations in their capacity as a "Co-Agent".

                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note and no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Bank under this


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Agreement.

               SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at c/o Century Communications Corp., 50 Locust Avenue, New Canaan, Connecticut 06840, telecopy no. 203-972-2013, Attention: Chief Financial Officer, with a copy to David Z. Rosensweig, Esq., Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017, telecopy no. 212-983-2537; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Global Media and Communications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received by the addressee thereof.

               SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 8.04.  Costs and Expenses.

               (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (other than routine administrative expenses), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and/or the other Loan Documents, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to


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negotiations with any Credit Party or with other creditors of any Credit Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Administrative Agent and each of the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise and whether or not resulting in a settlement of any claim, proceeding or case) of, or legal advice in respect of rights and responsibilities under, this Agreement, the Notes and the other documents to be delivered hereunder or in connection with the refinancing or restructuring of the credit arrangements provided pursuant to the Loan Documents, including, without limitation, in the nature of a workout or insolvency or bankruptcy proceedings, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

               (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(f) or 2.11, prepayment pursuant to Section 2.08, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to such amounts, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

               SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and


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from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

               SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

               SECTION 8.07.  Assignments and Participations.

               (a) Each Lender may and, if demanded by the Borrower (following a demand by the Lender pursuant to Section 2.10(a) and 2.10(b)) upon at least 5 Business Days' notice to such Lender and the Administrative Agent, shall assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Note or Notes held by it and its Letter of Credit Liabilities); provided, however, (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of assignments to affiliates or other Lenders, the amount of the Commitment or (if the Commitments have terminated) the outstanding Advances and Letter of Credit Liabilities of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000,


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unless and to the extent that the Administrative Agent agrees otherwise, (iii)
each such assignment shall be to an Eligible Assignee acceptable to the Issuing Banks, (iv) each such assignment made as a result of a demand by the Borrower shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances and participations in outstanding Reimbursement Obligations owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000 and (vii) the assigning Lender shall give the Borrower not less than five Business Days' prior notice of such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 5 days after the execution and delivery thereof to the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such


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Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant to any Loan Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under any Loan Document as are delegated to them by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

               (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that


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it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

               (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder and the Advances owing to it and the Note or Notes held by it) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

               (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or


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proposed assignee or participant, any information relating to any Credit Party furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

               (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               SECTION 8.08. Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and CSI and each of their respective affiliates, and each of their respective officers, directors, employees, agents, advisors, representatives, and controlling persons (each, an "Indemnified Party") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of counsel and reasonable allocated costs of in-house counsel) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Party in connection with or arising out of, or in connection with the preparation of a defense of, (a) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower, or by any Subsidiary or Affiliate of the Borrower, of all or any portion of the stock or substantially all the assets of any Person, (b) any other investigation, litigation or proceeding involving the Holdings, Century-ML or any of their respective Affiliates or (c) any failure by Century-ML or Century ML Cable Venture to perform any of its obligations under the Facilities Agreement or any representation by either of them under the Facilities Agreement proving to have been untrue when made, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Affiliates or any of their directors, shareholders or creditors or an Indemnified Party is otherwise a party thereto, except to the extent that such claim, damage, liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement is found in a final judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct


                                Credit Agreement
of such Indemnified Party or such Indemnified Party's affiliates, or (ii) if such Indemnified Party is the Administrative Agent, a Lender, CSI or any of their respective affiliates, the gross negligence or willful misconduct of such Indemnified Party's officers, directors, employees, agents, advisors, representatives and controlling persons or (iii) if such Indemnified Party is an officer, director, employee, agent, advisor, representative or controlling person of another Indemnified Party, the gross negligence or willful misconduct of such other Indemnified Party.

               SECTION 8.09. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Administrative Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will treat confidentially any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with (i) directors, employees, auditors, accountants or counsel of such Recipient or its affiliates and (ii) current or prospective assignees of and participants in the Recipient's position herein, but in the case of prospective assignees of and participants in the Recipient's position herein, the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective assignee's or participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) pursuant to any order, regulation or ruling applicable to such Recipient or at the express direction of any other authorized governmental agency, (iv) as may be required or appropriate in any report,


                                Credit Agreement
statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Recipient or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere) or their successors, (v) otherwise as required by law, or (vi) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii), (iii), (iv) or (v) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

               SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 8.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

               SECTION 8.13. Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon Centennial Cellular Corp., presently located at 50 Locust Avenue, New Canaan, CT 06840, (the "Process Agent"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and

                                Credit Agreement
        stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon.

               (c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail return receipt requested (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto with a copy to Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017,
        Attention: David Z. Rosensweig, Esq.; and

               (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               SECTION 8.14. Acknowledgments. The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

               (b) none of the Administrative Agents or Lenders has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, is solely that of debtor and creditor; and

               (c) no joint venture exists among the Borrower and the Lenders.



                                Credit Agreement

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER

                                    CENTENNIAL PUERTO RICO WIRELESS
                                           CORPORATION


                                       By:
                                          -----------------------------------
                                          Title:




                                Credit Agreement

                                      ADMINISTRATIVE AGENT

                                      CITIBANK, N.A.,
                                        as Administrative Agent


                                       By:
                                            -------------------------------
                                            Title:  Attorney-In-Fact

                                       BANKS

Commitment
----------
$60,000,000                            CITIBANK, N.A.


                                       By:
                                            -------------------------------
                                             Title:  Attorney-In-Fact

$20,000,000                             CIBC INC.


                                       By:
                                            -------------------------------
                                            Title:

$20,000,000                            CREDIT LYONNAIS, NEW YORK BRANCH


                                       By:
                                            -------------------------------
                                            Title:

$20,000,000                            SOCIETE GENERALE, NEW YORK BRANCH


                                       By:
                                            -------------------------------
                                            Title:

$10,000,000                            LTCB TRUST COMPANY


                                       By:
                                            -------------------------------
                                           Title:



                                Credit Agreement

                                                                      Schedule I

Lender                                      Domestic Lending Office
------                                      -----------------------

Citibank, N.A.                              Citibank, N.A.
                                            399 Park Avenue
                                            New York, New York  10043

CIBC Inc.                                   CIBC Inc.
                                            Two Paces West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, Georgia 30339

Credit Lyonnais,                            Credit Lyonnais, New York Branch
  New York Branch                           1301 Avenue of the Americas
                                            New York, New York 10019

Societe Generale,                           Societe Generale, New York Branch
  New York Branch                           1221 Avenue of the Americas
                                            New York, New York  10020

LTCB Trust Company                          LTCB Trust Company
                                            165 Broadway, 49th Floor
                                            New York, New York  10006






                                   Schedule I